Registration Statement No. 333 - 146540

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DRYSHIPS INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)		N/A (I.R.S. Employer Identification No.)
DryShips Inc. 80 Kiffissias Avenue Amaroussion 15125 Athens, Greece (30) 210 80 90 570 (Address and telephone number of Registrant’s principal executive offices)		Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to: Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $ 0.01 per share
Preferred Share Purchase Rights (2)
Preferred Shares, par value $ 0.01 per share
Debt Securities
Guarantees
Warrants
Purchase Contracts
Units
Total	Indeterminate	$ 0 (3)

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  Also includes such indeterminate amount of debt securities and number of preferred shares and common stock as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(2)
Preferred share purchase rights are not currently separable from our common stock and are not currently exercisable.  The value attributable to the preferred share purchase rights, if any, will be reflected in the market price of our common stock.

(3)
In connection with the securities offered hereby, the Registrant is deferring payment of all of the registration fees and will “pay-as-you-go” registration fees in accordance with Rule 456(b) and Rule 457(r).

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-146540) is being filed by Dryships Inc. (the “Company”) for the purpose of (i) registering preferred share purchase rights related to the Company’s common stock pursuant to Rule 413(b) under the Securities Act; (ii) updating the prospectus that forms a part of the Registration Statement to include references to such preferred share purchase rights and to reflect certain other updates related to the passage of time, including the acquisition of additional vessels and the intended distribution to shareholders of the Company of one share of its subsidiary, Primelead Shareholders Inc., or Primelead, for each outstanding share of the common stock of the Company, which we refer to as the Spin Off; and (iii) filing exhibits to the Registration Statement relating to the preferred share purchase rights and the Spin Off.

i

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Incorporation	Primary Standard Industrial Classification Code No.
Hydrogen Shipping Company Limited	Malta	4412
Oxygen Shipping Company Limited	Malta	4412
Annapolis Shipping Company Limited	Malta	4412
Helium Shipping Company Limited	Malta	4412
Blueberry Shipping Company Limited	Malta	4412
Silicon Shipping Company Limited	Malta	4412
Lancat Shipping Company Limited	Malta	4412
Tolan Shipping Company Limited	Malta	4412
Malvina Shipping Company Limited	Malta	4412
Arleta Navigation Company Limited	Malta	4412
Selma Shipping Company Limited	Malta	4412
Royerton Shipping Company Limited	Malta	4412
Samsara Shipping Company Limited	Malta	4412
Lansat Shipping Company Limited	Malta	4412
Farat Shipping Company Limited	Malta	4412
Madras Shipping Company Limited	Malta	4412
Iguana Shipping Company Limited	Malta	4412
Borsari Shipping Company Limited	Malta	4412
Onil Shipping Company Limited	Malta	4412
Zatac Shipping Company Limited	Malta	4412
Fabiana Navigation Company Limited	Malta	4412
Fago Shipping Company Limited	Malta	4412
Felicia Navigation Company Limited	Malta	4412
Karmen Shipping Company Limited	Malta	4412
Thelma Shipping Company Limited	Malta	4412
Celine Shipping Company Limited	Malta	4412
Seaventure Shipping Limited	Marshall Islands	4412
Tempo Marine Co.	Marshall Islands	4412
Star Record Owning Company Limited	Marshall Islands	4412
Human Owning Company Limited	Marshall Islands	4412
Classical Owning Company Limited	Marshall Islands	4412
Maternal Owning Company Limited	Marshall Islands	4412
Paternal Owning Company Limited	Marshall Islands	4412
Argo Owning Company Limited	Marshall Islands	4412
Rea Owning Company Limited	Marshall Islands	4412
Gaia Owning Company Limited	Marshall Islands	4412
Kronos Owning Company Limited	Marshall Islands	4412
Trojan Maritime Co.	Marshall Islands	4412
Atlas Owning Company Limited	Marshall Islands	4412
Dione Owning Company Limited	Marshall Islands	4412
Phoebe Owning Company Limited	Marshall Islands	4412
Uranus Owning Company Limited	Marshall Islands	4412
Platan Shipping Company Limited	Malta	4412
Selene Owning Company Limited	Marshall Islands	4412
Tethys Owning Company Limited	Marshall Islands	4412
Ioli Owning Company Limited	Marshall Islands	4412

Roscoe Marine Ltd.	Marshall Islands	4412
Monteagle Shipping S.A.	Marshall Islands	4412
Wealth Management Inc.	Marshall Islands	4412
Primelead Shareholders Inc	Marshall Islands	4412

ii

Prospectus

DRYSHIPS INC.

Through this prospectus, we or any selling shareholder may periodically offer:

(1)	our common stock (including preferred share purchase rights),

(2)	our preferred shares,

(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries,

(4)	our warrants,

(5)	our purchase contracts, and

(6)	our units.

The prices and terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from the sale of securities by any selling shareholder.

Our common stock is currently listed on the Nasdaq Global Market under the symbol “DRYS.”

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 20 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2008

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1
RISK FACTORS	20
USE OF PROCEEDS	36
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	36
RATIO OF EARNINGS TO FIXED CHARGES	37
CAPITALIZATION	38
TAXATION	38
PLAN OF DISTRIBUTION	38
ENFORCEMENT OF CIVIL LIABILITIES	40
PRICE RANGE OF COMMON STOCK	40
DESCRIPTION OF CAPITAL STOCK	40
DESCRIPTION OF PREFERRED SHARES	46
DESCRIPTION OF WARRANTS	47
DESCRIPTION OF DEBT SECURITIES	48
DESCRIPTION OF PURCHASE CONTRACTS	58
DESCRIPTION OF UNITS	58
EXPENSES	58
LEGAL MATTERS	59
EXPERTS	59
WHERE YOU CAN FIND ADDITIONAL INFORMATION	59

(i)

We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles , or “U.S. GAAP.”  We have a fiscal year end of December 31.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the Commission, using a shelf registration process.  Under the shelf registration process, we or any selling shareholder may sell the common stock (including preferred share purchase rights), preferred shares, debt securities (and related guarantees), warrants, purchase contracts and units described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we or any selling shareholder may offer.  Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities.  We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

(ii)

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

PROSPECTUS SUMMARY

Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to DryShips Inc. and all of its subsidiaries, and “DryShips Inc.” refers only to DryShips Inc. and not to its subsidiaries.

We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our Company

We are a Marshall Islands corporation with our principal executive offices in Athens, Greece. We were incorporated in September 2004. As of October 17, 2008, we own, through our subsidiaries, a fleet of 49 drybulk carriers comprised of 7 Capesize, 30 Panamax, 2 Supramax, and 10 newbuilding drybulk vessels, which have a combined deadweight tonnage of approximately 4.7 dwt.  We have agreed to acquire an additional nine Capesize drybulk vessels, five of which are newbuildings, which will result in an additional deadweight tonnage of approximately 1.6 million dwt.  Since our inception in 2004, we have increased the size and carrying capacity of our drybulk fleet from six vessels and approximately 514,890 dwt to 58 vessels of approximately 6.3 million dwt, inclusive of the nine Capesize vessels, five of which are newbuildings, we have agreed to acquire. Our drybulk fleet principally carries a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in our drybulk fleet is 7.8 years.

In addition, through our acquisition of Ocean Rig ASA, or Ocean Rig, a Norwegian offshore drilling services company whose shares were listed on the Oslo Stock Exchange, we own and operate two ultra-deep water, harsh environment, semi-submersible drilling rigs, the Leiv Eiriksson and the Eirik Raude.  In April 2008, we, through our subsidiary, DrillShips Investment Inc., or DrillShips Investment, exercised an option to acquire two newbuilding advanced capability drillships for use in ultra-deep water locations, identified as Hull 1865 and Hull 1866, for an expected cost of approximately $800 million per drillship.  We have entered into a share purchase agreement with related parties to acquire two additional newbuilding ultra-deep water drillships, identified as Hull 1837 and 1838, in exchange for shares of our subsidiary Primelead Shareholders.  See below under “Recent Developments – Acquisition of DrillShips Holdings Inc.” and “Spin Off of Primelead.”

We employ our vessels under period time charters, in the spot charter market and in drybulk carrier pools. Two of the Panamax drybulk carriers in our fleet are currently operated in a Panamax drybulk carrier pool. Pools have the size and scope to combine spot market voyages, time charters and contracts of affreightment with freight forward agreements for hedging purposes and to perform more efficient vessel scheduling thereby increasing fleet utilization. Thirty of our vessels are currently on time charter.

All of our drybulk carriers are managed by Cardiff Marine Inc., or Cardiff, under separate ship management agreements.  Mr. Economou, our Chairman, Chief Executive Officer and Interim Chief Financial Officer, has been active in shipping since 1976 and formed Cardiff in 1991. We are affiliated with Cardiff.  Cardiff, a Liberian corporation with offices in Greece, is responsible for all technical and commercial management functions of our drybulk fleet. We believe that Cardiff has established a reputation in the international drybulk shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety. Seventy percent of the issued and outstanding capital stock of Cardiff is owned by a foundation which is controlled by Mr. Economou.  The remaining 30% of the issued and outstanding capital stock of Cardiff is owned by a company controlled by Mr. Economou’s sister, who is also a member of our board of directors.  For information on management with respect to our offshore drilling operations, please see “Management of Our Offshore Drilling Operations.”

Cardiff provides comprehensive ship management services including technical supervision, such as repairs, maintenance and inspections, safety and quality, crewing and training, as well as supply provisioning. Cardiff’s commercial management services include operations, chartering, sale and purchase, post-fixture administration, accounting, freight invoicing and insurance. Cardiff completed early implementation of the International Maritime Organization’s, or IMO, International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code, in 1996. Cardiff has obtained documents of compliance for its office and safety management certificates for its vessels as required by the ISM Code and has been ISO 14001 certified since 2003, in recognition of its commitment to overall quality.

Our Fleet

As of October 17, 2008, our fleet is comprised of the following vessels:

	Year			Current	Gross rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest
Capesize:
Alameda	2001	170,269	Capesize	T/C*	$41,982	Feb-2009	Apr-2009
Brisbane	1995	151,066	Capesize	T/C	$57,000	Dec-2011	Apr-2012
Capri	2001	172,579	Capesize	T/C	$61,000	Apr-2018	Jun-2018
Flecha	2004	170,012	Capesize	T/C	$55,000	Jul-2018	Nov-2018
Manasota	2004	171,061	Capesize	T/C	$67,000	Feb-2013	Apr-2013
Mystic	2008	170,500	Capesize	T/C	$52,310	Aug-2018	Dec-2018
Samsara	1996	150,393	Capesize	T/C	$139,000	Oct-2008	Dec-2008
	Next	Employment			$57,000	Dec-2011	Apr-2012
Capesize We Have Agreed to Acquire:
Fernantina	2006	174,315	Capesize	T/C*	$41,159	Apr-2014	Jun-2014
Morgiana	1998	186,001	Capesize	T/C**	$67,500	Oct-2012	Dec-2012
Pompano	2006	174,219	Capesize	T/C*	$41,159	Mar-2014	May-2014
Ventura	2006	174,315	Capesize	T/C*	$41,159	Apr-2014	Jun-2014
	6.6 years	1,864,730	11

	Year			Current	Gross rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest

Panamax:
Avoca	2004	76,500	Panamax	Spot	$60,000	Prompt	Prompt
	Next	Employment		T/C	$45,500	Sep-2013	Dec-2013
Bargara	2002	74,832	Panamax	T/C	$43,750	May-2012	Jul-2012
Capitola	2001	74,832	Panamax	T/C	$39,500	Jun-2013	Aug-2013
Catalina	2005	74,432	Panamax	T/C	$40,000	Jun-2013	Aug-2013
Conquistador	2001	75,607	Panamax	Spot	$37,500	Prompt	Prompt
Coronado	2000	75,706	Panamax	T/C	$81,750	Sep-2008	Oct-2008
	Next	Employment		Spot	$8,000	Prompt	Prompt
Ecola	2001	73,931	Panamax	T/C	$43,500	Jun-2012	Aug-2012
Heinrich Oldendorff	2001	73,931	Panamax	BB	$20,633	Mar-2009	Jun-2009
Iguana	1996	70,349	Panamax	T/C	$77,000	Oct-2008	Nov-2008
	Next	Employment		Spot	$16,500	Prompt	Prompt
La Jolla	1997	72,126	Panamax	Spot	$26,000	Prompt	Prompt
	Next	Employment		Spot	$16,500	Prompt	Prompt
Lacerta	1994	71,862	Panamax	Spot	$10,000	Prompt	Prompt
Ligari	2004	75,583	Panamax	T/C	$55,500	Jun-2012	Aug-2012
Maganari	2001	75,941	Panamax	Spot	$40,000	Prompt	Prompt
Majorca	2005	74,364	Panamax	T/C	$43,750	Jun-2012	Aug-2012
Marbella	2000	72,561	Panamax	T/C	$82,500	Oct-2008	Nov-2008
Mendocino	2002	76,623	Panamax	T/C	$56,500	Jun-2012	Sep-2012
Ocean Crystal	1999	73,688	Panamax	Spot	$69,000	Prompt	Prompt
Oregon	2002	74,204	Panamax	Spot	$16,000	Prompt	Prompt
Padre	2004	73,601	Panamax	T/C	$81,000	Oct-2008	Nov-2008
	Next	Employment			$46,500	Sept-2012	Dec-2012
Paragon	1995	71,259	Panamax	Spot	$33,000	Prompt	Prompt
Positano	2000	73,288	Panamax	Spot	$28,000	Prompt	Prompt
	Next	Employment			$42,500	Sept-2013	Dec-2013
Primera	1998	72,495	Panamax	T/C	$78,600	Sep-2008	Oct-2008
Redondo	2000	74,716	Panamax	T/C	$34,500	Apr-2013	Jun-2013
Saldanha	2004	75,500	Panamax	T/C	$52,500	Jun-2012	Sep-2012
Samatan	2001	74,823	Panamax	T/C	$39,500	May-2013	Jul-2013
Sonoma	2001	74,786	Panamax	Baumarine	$42,355
Sorrento	2004	76,633	Panamax	Spot	$39,500	Prompt	Prompt
Tonga	1984	66,798	Panamax	Spot	$58,500	Prompt	Prompt
Toro	1995	73,034	Panamax	Baumarine	$40,314
Xanadu	1999	72,270	Panamax	T/C	$39,750	Jul-2013	Sep-2013

	8.9 years	2,216,275	30

	Year			Current	Gross rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest

Supramax:
Clipper Gemini	2003	51,201	Supramax	BB	$27,000	Nov-2008	Jan-2009
VOC Galaxy	2002	51,201	Supramax	BB	$27,000	Sept-2008	Sept-2008
	Next	Employment			$20,250	Sept-2010	Feb-2011

	6.5 years	102,402	2

N/B Vessels:
N/B-Hull No: 1128	2008	177,000	Capesize	T/C	$60,000
N/B-Hull No: 0002	2009	180,000	Capesize	Spot	N/A
N/B-Hull No: 2089	2009	180,000	Capesize	Spot	N/A
N/B-Hull No: 0003	2010	180,000	Capesize	Spot	N/A
N/B-Hull No: SS058	2010	82,100	Panamax	Spot	N/A
N/B-Hull No: SS059	2010	82,100	Panamax	Spot	N/A
N/B-Hull No: 1518A	2009	75,000	Panamax	Spot	N/A
N/B-Hull No: 1519A	2010	75,000	Panamax	Spot	N/A
N/B-Hull No: 1568	2008	75,000	Panamax	Spot	N/A
N/B-Hull No: 1569	2009	75,000	Panamax	Spot	N/A

N/B Vessels We Have Agreed to Acquire:
N/B-Hull No: 1106	2009	177,926	Capesize	T/C	$56,000
N/B-Hull No: 1119	2010	177,926	Capesize	Spot	N/A
N/B-Hull No: 1129	2009	177,926	Capesize	Spot	N/A
N/B-Hull No: 1154	2009	177,926	Capesize	Spot	N/A
N/B-Hull No: 1155	2009	177,926	Capesize	Spot	N/A
		2,070,830	15

Totals	7.82 years	6,254,237	58

	Year			Current	Gross rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest

Rig:
Leiv Eiriksson	2001	Fifth-generation semi-submersible drilling unit			Contract with Shell U.K. Limited, A/S Norske Shell and Shell E&P Ireland Limited for a Two-Year Term at day rates ranging between $475,000 and $510,000
Eirik Raude	2002	Fifth-generation semi-submersible drilling unit			Contract with Tullow Oil PLC for a Three-Year Term at a day rate of $635,000

N/B Drillships:
N/B-Hull No: 1865	Q3 2011		UDW Drillship
N/B-Hull No: 1866	Q3 2011		UDW Drillship
N/B Drillships We Agreed to Acquire:
N/B-Hull No: 1837	Q4 2010		UDW Drillship
N/B-Hull No: 1838	Q1 2011		UDW Drillship

* Linked to the Baltic Index
**Staggered at a gross daily rate of $122,500, $95,000, $55,000, $35,000 and $30,000 for years one through five respectively.
1. For vessels trading in the spot market, the TCE rate is for the current voyage.
2. For vessels trading in the Baumarine pool the TCE rate is the Pool's estimate for earnings in the month of September.
3. For vessels trading in the spot market or in the Baumarine pool, the quoted rates are not indications of future earnings and the company gives no assurance or guarantee of future rates.
4. The MV Heinrich Oldendorff, MV Clipper Gemini and MV VOC Galaxy are employed under a bareboat charter.

Our Drybulk Shipping Business Strategy

We focus our business strategy on providing reliable seaborne transportation services for drybulk cargoes at a competitive cost. We believe we can achieve our business objectives and increase shareholder value through our business strategy. The elements of our business strategy consist of:

•
Fleet Expansion Through Second Hand and Newbuilding Vessel Acquisitions. We intend to grow our fleet through timely and selective acquisitions of drybulk carriers. We will seek to identify potential second hand and newbuilding vessel acquisition candidates among all size categories of drybulk carriers in order to gain a worldwide presence in the drybulk carrier market with a fleet capable of servicing virtually all major ports and routes used for the seaborne transportation of key commodities and raw materials. We expect to maintain an average fleet age of less than 10 years.

believe that larger drybulk carriers, such as Capesize, Panamax and Supramax vessels, offer greater potential compared to smaller vessels such as Handysize and Handymax vessels.  Our Capesize, Panamax and Supramax vessels transport predominantly coal and iron ore for energy and steel production as well as grain and steel products, fertilizers, minerals, forest products, ores, bauxite, alumina, cement and other construction materials. These raw materials and products are used as production inputs in a number of industries. Our vessels are able to trade worldwide in a multitude of trade routes carrying a wide range of cargoes for a number of industries.  We transport these various cargoes on several geographical routes thereby reducing our dependency on any one cargo, trade route or industry and maximizing fleet utilization.

•
Combined Fleet Employment. As we expand our fleet of drybulk carriers, we will actively and strategically employ our fleet between fixed employment contracts, including time or bareboat charters, which can last up to several years, and spot charters, which generally last for periods of ten days to four months. We will also continue to participate in drybulk carrier pools. Drybulk carriers operating on fixed employment contracts provide more predictable cash flows, while drybulk carriers operating in the spot market may generate increased or decreased profit margins during periods of improvement or deterioration in freight (or charter) rates. We may also enter into freight forward agreements in order to hedge our exposure to market volatility.

Our Offshore Drilling Units

Through our acquisition of Ocean Rig, we own and operate two ultra-deep water, harsh environment, semi-submersible drilling rigs, the Leiv Eiriksson and the Eirik Raude.

The Leiv Eiriksson is currently operating under a two-year contract with Shell U.K. Limited, A/S Norske Shell and Shell E&P Ireland Limited for drilling operations in Irish, UK and Norwegian waters, which we refer to as the Shell contract.  The rig operated in Irish waters in the second quarter of 2008 and relocated to Norwegian waters in the third quarter of 2008. On July 11, 2008, we obtained the requisite approvals from the Norwegian authorities and commenced operations in Norwegian waters.  In 2008, a dayrate of $476,000 applied while the rig was operating in Ireland and in the UK, and a dayrate of $511,000 applies while the rig is operating in Norwegian waters.

During 2008, the Eirik Raude operated under a two-year contract with a subsidiary of ExxonMobil Corporation, which we refer to as the ExxonMobil contract. On July 25, 2008, the Eirik Raude contract with ExxonMobil expired; however, we were obligated to complete the well that was in progress.  In October 2008, we expect to commence with a contract entered in February 2008 for a three-year term with Tullow Oil PLC for development drilling in offshore Ghana at an average dayrate over the contract period of $637,000, based upon 100% utilization, which we refer to as the Tullow Oil contract. The Tullow Oil contract may be extended for one or two additional years if Tullow Oil exercises such option by December 31, 2008.  Following mobilization of the Eirik Raude to Ghana, we expect to commence drilling in December 2008.

In April 2008, our wholly-owned subsidiary, Drillships Investment Inc., or Drillships Investment, exercised its option to acquire two advanced capability drillships for use in ultra-deepwater drilling locations, identified as Hull 1865 and Hull 1866, for an expected cost of approximately $800 million per unit.  The drillships will be constructed by Samsung Heavy Industries Co. Ltd., or Samsung Heavy Industries, located in Korea and are expected to be delivered from the shipyard in the third quarter of 2011. As of June 30, 2008, Drillships Investment paid a total of $198.3 million as installment payments for both hulls.

Our wholly-owned subsidiary, Primelead Shareholders Inc., or Primelead, entered  into a share purchase agreement to acquire the equity interests of DrillShips Holdings Inc., or DrillShips Holdings, which owns two newbuilding advanced capability drillships for use in ultra-deep water drilling locations, identified as Hull 1837 and Hull 1838, and is controlled by clients of Cardiff, including Mr. George Economou.   See “Recent Developments – Intended Acquisition of DrillShips Holdings Inc.”

Recent Developments

Financing Arrangements Relating to Newbuilding Vessels and Newbuilding Drillships

We have agreements to acquire 6 newbuilding Panamax vessels and 9 newbuilding Capesize vessels (including the 5 newbuildings described below) for delivery between 2008 and 2010.  As of October 17, 2008, the remaining installment payment obligations to the shipyards for the Panamax and Capesize newbuildings total $605.5 million, with $323.0 million due within the next twelve months and $282.5 million due thereafter.  In addition, installment payments in respect of the four newbuilding drillships described below total $2,238.9 million, with $226.9 million due within the next twelve months and $2,010.0 million due thereafter.  We have not yet obtained financing for the third and subsequent pre-delivery installment payments for Hulls 1837 and 1838, which payments amount to 70% of the purchase price of the drillships.

Disposal of Vessels

The Memorandum of Agreement for the vessel Primera entered into on May 19, 2008 for $75 million was subsequently cancelled on October 15, 2008 and the deposit of $9 million was returned to the Company.

Financing Arrangements by Ocean Rig

On September 17, 2008, the Company's subsidiary, Ocean Rig, entered into a new five-year secured credit facility for the amount of $1,040 million in order to refinance Ocean Rig’s existing loan indebtedness and for general corporate purposes. On September 30, 2008, Ocean Rig drew down $750,000 of the new credit facility, of which $52,500 was repayable in the short term. The drawdown proceeds were used to repay all other Ocean Rig outstanding debt at the date of the drawdown amounting to $776,000 including the $250,000 loan discussed above. The credit facility consists of a guarantee facility, three revolving credit facilities and a term loan. The aggregate amount of the term loan is up to $400,000 and the aggregate amount under the revolving credit facility A is up to $350,000, the aggregate amount under the revolving credit facility B is up to $250,000, the aggregate amount under the revolving credit facility C is up to $20,000, and the guarantee facility provides us with a letter of credit of up to $20,000. The undrawn amounts under credit facility A will be reduced by $17,500 on December 17, 2008 and quarterly thereafter until September 17, 2013, which is 60 months after the date of the agreement. The loan bears interest at Libor plus a margin and is repayable in twenty quarterly installments plus a balloon payment of $400,000 payable together with the last installment, on September 2013.

Acquisition of Nine Capesize Vessels

In October 2008, we entered into agreements to purchase the equity interests of single purpose companies owning nine Capesize drybulk carriers, including five newbuildings, with a total carrying capacity of 1.6 million dwt and an average age of approximately two years, from entities controlled by clients of Cardiff, including Mr. George Economou. We expect the five newbuildings to be delivered in 2009 and 2010.

Pursuant to these agreements, we will issue 19,431,840 shares of our common stock to the sellers of the single purpose companies in exchange for the shares of these companies. We will also assume $217.7 million of existing debt and $262.0 million in remaining shipyard installments related to these vessels, which will be financed by existing credit facilities except for $16 million which will be funded by our working capital.

All nine vessels are subject to existing financing arrangements.  In accordance with the terms of the agreements, on the initial closing date, the sellers will transfer to us all of the economic benefits and obligations arising from ownership of the vessels.  Specifically, for the four existing vessels, upon the initial closing date, the seller will cause all charter hire received in respect of such vessel to be credited to the account of the vessel owning company and applied to pay the vessel’s operating expenses and other liabilities with the surplus, if any, to be distributed to the buyer on request as permitted by the existing loan and security documents related to such vessel.  On the final closing date, the sellers will transfer to us the shares of the vessel owning companies following receipt of the consent from the applicable lenders with respect to the transfer of such shares.  The purchase price in exchange for shares of each vessel owning company is subject to adjustment where the amount of outstanding indebtedness assumed per vessel on the initial closing date is less than the amount outstanding on the date of the share purchase agreement, such that the difference is payable in cash or in additional common shares at the option of the sellers.

Pending the final closing, the common shares issued to the sellers in respect of the purchase price of the vessels will be held in escrow but the sellers will have the right to vote such shares and to receive dividends.  The common shares will be issued to the sellers in transactions exempt from the registration requirements of the Securities Act of 1933. The newly issued shares will not be freely transferable under the federal securities laws.

Following the issuance the 19,431,840 common shares to the sellers of the nine Capesize vessels, our total number of shares outstanding will be 62,981,840.

Acquisition of DrillShips Holdings Inc.

Our wholly-owned subsidiary, Primelead, entered into a share purchase agreement to acquire the equity interests of DrillShips Holdings which owns two newbuilding advanced capability drillships for use in ultra-deep water drilling locations, identified as Hull 1837 and Hull 1838, and is controlled by clients of Cardiff, including Mr. George Economou.   The drillships are to be constructed by Samsung Heavy Industries and are expected to be delivered from the shipyard in the fourth quarter of 2010 and the first quarter of 2011, respectively. The drillships are sister vessels to the two drillships ordered by us earlier in the year at Samsung Heavy Industries and which are expected to be delivered in the third quarter of 2011.

The consideration payable to the sellers for these two ultra-deep water drillships will be in the form of newly issued shares of Primelead. The number of shares to be received by the sellers will be equal to 25% of all the then issued and outstanding shares of Primelead common stock.  We refer to the issuance of common shares of Primelead Shareholders to the sellers of DrillShips Holdings as the DrillShips Holdings Transaction. Upon the Spin Off (as described below), Primelead will assume approximately $252.3 million of existing debt and approximately $1,085.5 million in remaning shipyard installments relating to these drillships.

Spin-Off of Primelead

We intend to enter into a share purchase agreement with Primelead whereby we will transfer the shares of our subsidiary, DrillShips Investments, which, as discussed above, exercised its option to purchase two newbuilding ultra-deepwater drillships identified as Hull 1865 and Hull 1866 which are expected to be delivered from the shipyard in the third quarter of 2011, in exchange for shares of Primelead.  We refer to this transaction as the DrillShips Investment Transaction.  After the closing of the DrillShips Investment Transaction and the DrillShips Holdings Transaction, we will own 75% of all the then issued and outstanding shares of Primelead common stock.

Our board of directors has determined that, following the closing of the DrillShips Holdings Transaction and the DrillShips Investment Transaction and the effectiveness of the registration of Primelead’s common stock and depending on market conditions, we will spin off Primelead to our shareholders by means of a distribution to our shareholders of one share of Primelead for each of our outstanding common shares, or the Spin Off.  Following the Spin Off, interests connected with Mr. Economou are expected to hold 25% of Primelead’s common shares.

After completion of the Spin Off, Primelead will own, through its subsidiaries, four newbuilding contracts for ultra-deepwater drillships and two ultra-deep water, harsh environment, semi-submersible drilling rigs. The purpose of the Spin Off is to provide a separate management and operating structure for our offshore drilling rig segment, which we believe will maximize the value of Primelead’s drilling rigs and provide Primelead with access to financing in order to further develop its drilling operations.  Primelead intends to apply to have its common stock listed for trading on the Nasdaq Global Market.

Recent Developments in the International Drybulk Shipping Industry

    We currently employ fourteen of our vessels in the spot market.  Their charters will expire over the next two months.  Vessels trading in the spot market are exposed to increased risk of declining charter rates and freight rate volatility compared to vessels employed on time charters.  Since mid-August 2008, the spot day rates in the drybulk charter market have declined very significantly, and drybulk vessel values have also declined both as a result of a slowdown in the availability of global credit and the significant deterioration in charter rates.  Charter rates and vessel values have been affected in part by the lack of availability of credit to finance both vessel purchases and purchases of commodities carried by sea, resulting in a decline in cargo shipments, and the excess supply of iron ore in China which resulted in falling iron ore prices and increased stockpiles in Chinese ports.  There can be no assurance as to how long charter rates and vessel values will remain at their currently low levels or whether they will improve to any significant degree.  Charter rates may remain at depressed levels for some time which will adversely affect our revenue and profitability.
In August 2008, Capesize rates averaged $100,000/day, while rates fell to approximately $20,000 per day in October 2008.  We believe that the root cause of the fall has been a sharp slowdown in Chinese steel demand and prices leading to reduced demand for iron ore. Iron ore price negotiations between Companhia Vale do Rio Doce and Chinese steel mills in the third and fourth quarter of 2008 resulted in 15 Chinese mills turning to domestic mining companies for iron ore.

Chinese iron ore demand is a significant driver for the drybulk charter rates. Out of a total iron ore market in China of around 800 million tons this year, around 350 million tons is sourced from domestic Chinese mines and around 450 million tons are imported.  Demand for iron ore is in turn affected by steel prices and global steel production which also affects another steelmaking feedstock, coking coal, which is in short supply arising from mining capacity and infrastructure constraints.  In August 2008, China’s steelmakers produced a total of 42.6 million tons, which is a decrease of about 4 million tons, or over 8.5%, compared with the record output in June 2008. Meeting 40% of the world's steel demand, Chinese steelmakers are currently exporting about one-fifth of their total output and servicing domestic requirements with the remaining production.

Over 90 percent of global trade is carried by sea, and as such the international shipping industry is drive in large part by economic cycles.  At the start of October, the drybulk carrier fleet comprised 6,958 vessels totaling 413.9 million dwt.  The fleet is larger by 2.7 million dwt than it was at the end of August, which equates to an increase of 0.7% month-on-month.  By the end of 2008, the fleet is now forecast to reach 424.8 million dwt, which reflects an increase of 8.1%, or 32.0 million dwt from the end of 2007.  Deliveries in September reached 1.2 million dwt, bringing deliveries for 2008 thus far to 16.0 million dwt.

During the last seven years, deliveries were made by well-established yards with negligible slippage or cancellation in newbuilding contracts, while in the next couple of years it is estimated that 30% of the orderbook will come from new shipyards where slippage may occur as a result of the crisis in the world financial markets.

Although the growth rate for Chinese iron ore imports has decreased, we believe that it remains high compared to historical levels and that the outlook for future demand will depend on the actions of the Chinese authorities aimed at keeping economic growth intact such as increasing public investment in infrastructure. We believe that the Central-East and Central-South regions may be targeted areas for more construction because those regions account for over half the 1.3 billion Chinese population and nearly two-thirds of economic activity in China. Moreover, we believe that increased public investment may be injected into the Northwest and Southwest regions in an effort to attain a more balanced regional development, which is an important factor for steel demand, as China’s construction sector consumes more than half of all steel produced nationally.

Recent Developments in Environmental Regulation

The information provided below should be read together with the information set forth in our Annual Report on Form 20-F for the year ended December 31, 2007, filed on March 31, 2008, under the heading “Business Overview – Environmental and Other Regulations.”

International Maritime Organization

Air Emissions

The United Nation’s International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships, or MARPOL, to address air pollution from ships. Annex VI was ratified in May 2004, and became effective in May 2005. Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. We believe that all our vessels are currently compliant in all material respects with these regulations. In October 2008, IMO’s Maritime Environment Protection Committee, or MEPC, adopted amendments to the Annex VI regulations that will require a progressive reduction of sulfur oxide levels in heavy bunker fuels and create more stringent nitrogen oxide emissions standards for marine engines beginning in 2011.  We may incur costs to comply with these revised standards.

Oil Pollution Liability

Although the U.S. is not a party to these conventions, many countries have ratified and follow the liability plan adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended in 2000, or the CLC. Under this convention and depending on whether the country in which the damage results is a party to the 1992 Protocol to the CLC, a vessel’s registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses.  Under an amendment to the Protocol that became effective on November 1, 2003, for vessels of 5,000 to 140,000 gross tons (a unit of measurement for the total enclosed spaces within a vessel), liability will be limited to approximately $7.1 million plus $987 for each additional gross ton over 5,000. For vessels of over 140,000 gross tons, liability will be limited to approximately $140 million. As the convention calculates liability in terms of a basket of currencies, these figures are based on currency exchange rates on September 1, 2008. The right to limit liability is forfeited under the CLC where the spill is caused by the owner’s actual fault and under the 1992 Protocol where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to states that are parties to these conventions must provide evidence of insurance covering the liability of the owner. In jurisdictions where the International Convention on Civil Liability for Oil Pollution Damage has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to that convention. We believe that our P&I insurance will cover the liability under the plan adopted by the IMO.

In 2001, the IMO adopted the International Convention on Civil Liability for Bunker Oil Pollution Damage, or the Bunker Convention, which imposes strict liability on ship owners for pollution damage in jurisdictional waters of ratifying states caused by discharges of bunker fuel.  The Bunker

Convention requires registered owners of ships over 1,000 gross tons to maintain insurance for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime (but not exceeding the amount calculated in accordance with the Convention on Limitation of Liability for Maritime Claims of 1976, as amended).  The Bunker Convention has been ratified by a sufficient number of nations for entry into force, and it will become effective on November 21, 2008.  Until the Bunker Convention comes into force, liability for spills or releases of oil carried as fuel in ship’s bunkers typically is determined by the national or other domestic laws in the jurisdiction where the events or damages occur.

Other Requirements

The IMO also adopted the International Convention on the Control of Harmful Anti-fouling Systems on Ships (the “Anti-fouling Convention”) in 2001.  The Anti-fouling Convention prohibits the use of organotin compound coatings to prevent the attachment of mollusks and other sea life to the hulls of vessels after September 1, 2003.  The exteriors of vessels constructed prior to January 1, 2003 that have not been in dry-dock must, by September 13, 2008 (the effective date of the convention), either not contain the prohibited compounds or have coatings applied to the vessel exterior that act as a barrier to the leaching of the prohibited compounds.  Vessels of over 400 gross tons engaged in international voyages must obtain an International Anti-fouling System Certificate and undergo a survey before the vessel is put into service or when the antifouling systems are altered or replaced.  We have obtained Anti-fouling System Certificates for all of our vessels that are subject to the Anti-Fouling Convention.

In 2005, the European Union adopted a directive on ship-source pollution, imposing criminal sanctions for intentional, reckless or negligent pollution discharges by ships.  The directive could result in criminal liability for pollution from vessels in waters of European countries that adopt implementing legislation.  Criminal liability for pollution may result in substantial penalties or fines and increased civil liability claims.

U.S. Oil Pollution Act of 1990 and Comprehensive Environmental Response, Compensation, and Liability Act

In 1990, the U.S. Congress enacted the Oil Pollution Act, or OPA, to establish an extensive regulatory and liability regime for environmental protection and cleanup of oil spills. OPA affects all owners and operators whose vessels trade with the U.S. or its territories or possessions, or whose vessels operate in the waters of the U.S., which include the U.S. territorial sea and the 200 nautical mile exclusive economic zone around the U.S. The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, was adopted in 1980 and it imposes liability for cleanup and natural resource damage from the release of hazardous substances (other than oil) whether on land or at sea. Both OPA and CERCLA impact our operations.

Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

•	natural resources damage and the costs of assessment thereof;

•	real and personal property damage;

•	net loss of taxes, royalties, rents, fees and other lost revenues;

•	lost profits or impairment of earning capacity due to property or natural resources damage; and

•	net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.

Amendments to OPA that came into effect on July 11, 2006 increased the liability limits for responsible parties for any vessel other than a tank vessel to $950 per gross ton or $800,000, whichever is greater (subject to periodic adjustment for inflation). These limits of liability do not apply if an incident was directly caused by violation of applicable U.S. federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities. On September 24, 2008, the U. S. Coast Guard proposed adjustments to the limits of liability for non-tank vessels that would increase the limits to the greater of $1,000 per gross ton or $848,000 and establish a procedure for adjusting the limits for inflation every three years.  The Coast Guard is currently soliciting comments on the proposal.

CERCLA contains a liability regime similar to OPA and provides for cleanup, removal and natural resource damages. Liability per vessel under CERCLA is limited to the greater of $300 per gross ton or $0.5 million, unless the incident is caused by gross negligence, willful misconduct, or a violation of certain regulations, in which case liability is unlimited.

OPA requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OPA. Current U.S. Coast Guard regulations require evidence of financial responsibility in the amount of $900 per gross ton for non-tank vessels, which includes the OPA limitation on liability of $600 per gross ton and the CERCLA liability limit of $300 per gross ton. The U.S. Coast Guard recently adopted regulations that increase the amounts of financial responsibility to reflect the July 2006 increases in liability under OPA. Vessel operators must establish evidence of financial responsibility in the increased amounts by January 15, 2009. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance or guaranty. Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessels in the fleet having the greatest maximum liability under OPA.  We have complied with the U.S. Coast Guard regulations by providing a certificate of responsibility from third party entities that are acceptable to the U.S. Coast Guard evidencing sufficient self-insurance.

We currently maintain pollution liability coverage insurance in the amount of $624 million per incident for each of our vessels. If the damages from a catastrophic spill were to exceed our insurance coverage it could have an adverse effect on our business and results of operation.

The U.S. Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically provided certificates of financial responsibility under pre-OPA laws, including the major protection and indemnity organizations, have declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or are required to waive insurance policy defenses.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. In some cases, states, which have enacted such legislation, have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws. We intend to comply with all applicable state regulations in the ports where our vessels call.

The U.S. Clean Water Act

The U.S. Clean Water Act, or CWA, prohibits the discharge of oil or hazardous substances in navigable waters and imposes strict liability in the form of penalties for any unauthorized discharges. The CWA also imposes substantial liability for the costs of removal, remediation and damages and complements the remedies available under OPA and CERCLA.

The U.S. Environmental Protection Agency, or EPA, historically exempted the discharge of ballast water and other substances incidental to the normal operation of vessels in U.S. ports from CWA permitting requirements. However, the U.S. District Court for the Northern District of California held in September 2006 that the EPA exceeded its authority in creating such exemptions.  The court ordered EPA to develop a permit program for such discharges by September 30, 2008.  Although EPA appealed the decision to the Ninth Circuit Court of Appeals, it proceeded with the development of a draft vessel general permit, or VGP, that would apply to commercial vessels and large recreational vessels.  The draft VGP includes management practices for various types of vessel discharges and incorporates the U. S. Coast Guard’s ballast management requirements described below.  The Ninth Circuit upheld the District Court decision on July 23, 2008, and the deadline for having the permit program in place has been extended to December 19, 2008.  Owners and operators of vessels visiting U.S. ports will be required to comply with this CWA permitting program to be finalized by the EPA or face penalties.  Subjecting our vessels to CWA permit requirements including ballast water treatment obligations could increase the cost of operating in the U.S. For example, this could require the installation of equipment on our vessels to treat ballast water before it is discharged or the implementation of other port facility disposal arrangements or procedures at potentially substantial cost, and/or otherwise restrict our vessels from entering U.S. waters. Various states have also enacted legislation restricting ballast water discharges and the introduction of non-indigenous species considered to be invasive. These and any similar restrictions enacted in the future could increase the costs of operating in the relevant waters.

Other Environmental Initiatives

The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

In addition to the requirements of MARPOL Annex VI (described above), the U.S. Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1977 and 1990, or the CAA, required the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. Our vessels are subject to vapor control and recovery requirements for certain cargoes when loading, unloading, ballasting, cleaning and conducting other operations in regulated port areas. Our vessels that operate in such port areas with restricted cargoes are equipped with vapor recovery systems that satisfy these requirements. The CAA also requires states to draft State Implementation Plans, or SIPs, designed to attain national health-based air quality standards in primarily major metropolitan and/or industrial areas. Several SIPs regulate emissions resulting from vessel loading and unloading operations by requiring the installation of vapor control equipment. As indicated above, our vessels operating in covered port areas are already equipped with vapor recovery systems that satisfy these existing requirements. The EPA and some states, however, have each proposed more stringent regulations of air emissions from ocean-going vessels. For example, on July 24, 2008, the Air Resources Board of the State of California, or CARB, held a public hearing on proposed clean-fuel regulations that would be applicable to all vessels sailing within 24 miles of the California coastline whose itineraries call for them to enter any California ports, terminal facilities, or internal or estuarine waters. The proposed CARB regulations would require such vessels to use low sulfur marine fuels rather than bunker fuel. By July 1, 2009, such vessels would be required to switch either to marine gas oil with a sulfur content of no more than 1.5% or marine diesel oil with a sulfur content of no more than 0.5%. By 2012, only marine gas oil and marine diesel oil fuels with 0.1% sulfur would be allowed. CARB’s previous attempts to regulate marine vessel fuel were struck down by the Ninth Circuit Court of Appeals as preempted by the CAA.  In the event such new regulations were to become effective and our vessels were to travel to such destinations, these new regulations may increase our costs.

Additionally, the EPA has proposed new emissions standards for new Category 3 marine diesel engines.  These are engines with per-cylinder displacement at or above 30 liters and are typically found on large oceangoing vessels such as drybulk vessels.  The EPA proposed to require the application of advanced emission control technologies, as well as controls on the sulfur content of fuels.

The U.S. National Invasive Species Act, or NISA, was enacted in 1996 in response to growing reports of harmful organisms being released into U.S. ports through ballast water taken on by vessels in foreign ports. The U.S. Coast Guard adopted regulations under NISA in July 2004 that impose mandatory ballast water management practices for all vessels equipped with ballast water tanks entering U.S. waters. These requirements can be met by performing mid-ocean ballast exchange, by retaining ballast water on board the vessel, or by using environmentally sound alternative ballast water management methods approved by the U.S. Coast Guard. Mid-ocean ballast exchange is the primary method for compliance with the U.S. Coast Guard regulations, since holding ballast water can prevent vessels from performing cargo operations upon arrival in the U.S., and alternative methods are still under development. Vessels that are unable to conduct mid-ocean ballast exchange due to voyage or safety concerns may discharge minimum amounts of ballast water, provided that they comply with recordkeeping requirements and document the reasons they could not follow the required ballast water management requirements. The U.S. Coast Guard is developing a proposal to establish ballast water discharge standards, which could set maximum acceptable discharge limits for various invasive species, and/or lead to requirements for active treatment of ballast water. The U.S. House of Representatives has recently passed a bill that amends NISA by prohibiting the discharge of ballast water unless it has been treated with specified methods or acceptable alternatives. Similar bills have been introduced in the U.S. Senate, but we cannot predict which bill, if any, will be enacted into law. In the absence of federal standards, states have enacted legislation or regulations to address invasive species through ballast water and hull cleaning management and permitting requirements. For instance, the state of California has recently enacted legislation extending its ballast water management program to regulate the management of “hull fouling” organisms attached to vessels and adopted regulations limiting the number of organisms in ballast water discharges.

Resource Conservation and Recovery Act

Our operations occasionally generate and require the transportation, treatment and disposal of both hazardous and non-hazardous solid wastes that are subject to the requirements of the U.S. Resource Conservation and Recovery Act or comparable state, local or foreign requirements. In addition, from time to time we arrange for the disposal of hazardous waste or hazardous substances at offsite disposal facilities. If such materials are improperly disposed of by third parties, we may still be held liable for clean up costs under applicable laws.

Greenhouse Gas Regulation

In February 2005, the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which we refer to as the Kyoto Protocol, entered into force. Pursuant to the Kyoto Protocol, adopting countries are required to implement national programs to reduce emissions of certain gases, generally referred to as greenhouse gases, which are suspected of contributing to global warming. Currently, emissions of greenhouse gases from international shipping are not subject to the Kyoto Protocol. However, the European Union has indicated that it intends to propose an expansion of the existing European Union emissions trading scheme to include emissions of greenhouse gases from vessels. In the U.S., the California Attorney General and a coalition of environmental groups in October 2007 petitioned the EPA to regulate greenhouse gas emissions from ocean-going vessels under the CAA. Any passage of climate control legislation or other regulatory initiatives by the IMO, European Union or individual countries where we operate that restrict emissions of greenhouse gases could entail financial impacts on our operations that we cannot predict with certainty at this time.

Our Offshore Drilling Operations

We are an international provider of offshore drilling contractor services in the area of offshore exploration, development and production.  Our drilling units are marketed for exploration and development drilling programs worldwide, with particular focus on operation in ultra-deepwater and harsh environments.

Management of our Offshore Drilling Operations

Our subsidiary, Ocean Rig, directly manages its two drill rigs, the Eirik Raude and the Leiv Eiriksson. At year end 2007, the Ocean Rig group had 323 employees, of which 302 were directly employed by Ocean Rig and 21 employees were permanent crew engaged through agencies. 125 persons are employed on Eirik Raude and 130 on Leiv Eiriksson. The remaining 47 are shore based support and management positions, of which 36 employees are based at the Forus, Norway headquarters and a total of 11 employees are located at the shore bases in Stavanger, Norway and Houston, Texas.

The supervision of the construction of our two newbuilding drillships identified as Hulls 1865 and 1866 is performed by our subsidiary Ocean Rig AS pursuant to two separate management agreements, each dated August 1, 2008.

On August 1, 2008, the owning companies of the two newbuilding drillships indentified as Hulls 1837 and 1838, which we entered into a share purchase agreement to acquire, each entered into a separate management agreement with Ocean Rig AS for the supervision of the construction of these drillships on the same terms as our agreements with Ocean Rig AS.

Under the terms and conditions of these agreements, Ocean Rig AS, among other things, is responsible for (i) assisting in construction contract technical negotiations, (ii) securing contracts for the future employment the drillships, and (iii) providing commercial, technical and operational management for the drillships.

Pursuant to each of these agreements, Ocean Rig AS is entitled to: (i) a fee of $250 per day until steel cutting, (ii) a fee of $2,500 per day from the date of steel cutting until the date of delivery of the applicable drillship to its owner and (iii) $8,000 per day thereafter.  The management fees are subject to an increase based on the U.S. Consumer Price Index for the preceding 12 months. Ocean Rig AS is also entitled to a commission fee equal to 0.75% of gross hire and charter hire for contracts or charter parties entered into during the -term of the management agreement, payable on the date that the gross or charter hire money is collected.

The agreements each terminate on December 31, 2020, unless earlier terminated by Ocean Rig AS for non-payment within fifteen working days of request.

We expect to enter into separate managements agreements with Cardiff, pursuant to which Cardiff will provide additional supervisory services in connection with the newbuilding drillships identified as Hull 1837, Hull 1838, Hull 1865 and Hull 1866 and will be responsible for, among other things: (i) arranging insurance, (ii) identifying and arranging financing and acting as the intermediary with the bank after entering into any loan, (iii) providing sale and purchase management services, (iv) cooperating with Sarbanes-Oxley Act compliance and (v) handling and settling all claims arising under the management agreements.

Pursuant to each of these agreements, Cardiff will be entitled to: (i) a fee of 500 Euros per day per person, plus expenses, for on-site visits to the newbuilding construction site; (ii) a daily fee of $40 per from October 1, 2008 to the date of steel cutting and a fee of $400 per day thereafter until 90 days after the delivery of the drillship; (iii) a commission of 5% of total insurance premiums, (iv) a commission of 0.20% of any loan amount financed or re-financed, (v) a monthly fee of $30,000 per loan for which Cardiff serves as intermediary, (vi) a commission of 1% of the purchase price set forth in any memorandum of agreement for any vessel bought or sold on our behalf and a fee of 400 Euros per day for inspection of vessels for purchase, (vii) a daily fee of 20 Euros per vessel for services in respect of Sarbanes-Oxley compliance and (viii) a fee of 150 Euros per man per day of eight hours for time spent carrying out obligations with respect to the handling and settling of claims.

Financing for Newbuilding Drillships

Deutsche Bank Loan Agreement dated July 18, 2008. On July 18, 2008, Drillship Kithira Owners Inc., the rig owning company of the newbuilding drillship identified as DrillShip Hull 1865, entered into loan agreement with a syndicate of lenders including Deutsche, in the amount of $562.5 million to partially finance the construction cost of Drillship Hull 1865. The loan bears interest (i) during the pre-construction period at LIBOR plus a margin plus certain additional lender costs and (ii) during the post-construction period at LIBOR plus a margin per annum plus certain additional lender costs. The loan is repayable in eighteen semi-annual installments of $31.3 million commencing on March 30, 2012. As of October 13, 2008, the balance under this loan agreement was $85.6 million.

Deutsche Bank Loan Agreement dated July 18, 2008. On July 18, 2008, Drillship Skopelos Owners Inc., the rig owning company of the newbuilding drillship identified as DrillShip Hull 1866, entered into a loan agreement with a syndicate of lenders including Deutsche, in the amount of $562.5 million to partially finance the construction cost of Drillship Hull 1866. The loan bears interest (i) during the pre-construction period at LIBOR plus a margin plus certain additional lender costs and (ii) during the post-construction period at LIBOR plus a margin plus certain additional lender costs. The loan is repayable in eighteen semi-annual installments of $31.3 commencing on March 30, 2012. As of October 13, 2008, the balance under this loan agreement was $85.6 million.

The Deutsche Bank loan agreements are secured by assignment of the shipbuilding contracts for the pre-constuction period and first priority mortgage for the the post-construction period of Hull 1865 and Hull 1866. These loan agreements contain certain financial covenants, including (i) a leverage ratio, which is the ratio of the market value of the respective Drillship Hull to the amount outstanding under the respective loan facility, not less than 125%; (ii) vessel insurance not less than the greater of 125% of the aggregate of the outstanding loans or the fair market value of the vessel; (iii) protection and indemnity insurance during sea trials not less that $300.0 million and general third party liability insurance, effective from the commencement of the sea trials, not less than $25.0 million; and (iv) the rig owning company must pay $25.0 million into the debt service reserve account prior to the drilling charter cut-off date, which is the earlier of January 31, 2010 and the drawdown of the second installment under the respective loan agreements.

Dryships Inc. has extended guarantees that each of Drillship Skopelos Owners Inc. and Drillship Kithira Owners Inc. has sufficient funds to pay their equity contribution with regards to the construction of Drillship Hull 1865 and Drillship Hull 1866. For the post-construction period, Dryships Inc. has guaranteed up to $214 million and $225 million for Drillship Kithira Owners Inc. and Drillship Skopelos Owners Inc., respectively.

The loan agreements contain the following financial covenants at the Dryships Inc. level: (i) market adjusted equity ratio of 0.25:1 up to December 31, 2008 and 0.3:1 for each subsequent year; (ii) interest coverage ratio of not less than 3:1; (iii) market value adjusted net worth of not less than $500 million and (iv) minimum liquidity of not less than $40 million.

These loan agreements also contain covenants that include restrictions on selling, transferring, or otherwise disposing of the vessel-owning company’s assets, giving possession of the vessel for repair constituting an amount greater than $15.0 million, the profits from the sale or total loss of the vessel, including losses during the pre-delivery period, the chartering of the vessels for any period and minimum collateral requirements. No security interest may be created aside from permitted liens and the vessel owning company may not make any distributions.

As of October 17, 2008, our outstanding borrowings under these credit facilities was $171.1 million.

The Offshore Contract Drilling Industry

Over the last three to four years, developments in the drilling market have been positive for suppliers of drilling units, equipment and services. Offshore drilling activity has continued to increase and deep-water projects make up a significant portion of the increased activity, which provides support for higher dayrates for deep-water drilling units. The demand for offshore drilling services is currently global in nature, and activity has extended from the previously highly active “golden triangle” of West Africa, Brazil and the U.S. Gulf of Mexico, to Asia and the Far East, and to the broader West Africa region beyond Angola and Nigeria. The industry is also experiencing an increase in demand in the North Sea and Atlantic Margin areas.

According to industry sources, the worldwide fleet of ultra-deep water drilling units as of September 26, 2008 consists of 32 units, comprised of 16 rigs and 16 drillships. An additional 39 rigs and 40 drill-ships are under construction or on order, which would bring the total fleet to 111 units in 2011 when the last ordered units are scheduled to be delivered. During 2007, a total of 25 drilling units were ordered and 28 drilling units have been ordered through September 2008.

Based on publicly available data, following the recent contract award for two newbuildings owned by Seadrill Ltd., an Oslo Exchange listed company scheduled for delivery in late 2008, and the awards for drilling units owned by Transocean Inc., a listed company and for the Eirik Raude, we believe there is no ultra-deepwater drilling capacity available in 2008.  We expect that the lack of ultra-deepwater drilling capacity in 2008 might lead to upward pressure on dayrates in 2009. For 2009, we believe that the

Leiv Eiriksson is the only available drilling rig with 7,500 feet depth of water drilling capability.  For 2010, we expect that eight newbuildings and four existing drilling units will be available in the deepwater market.

Based on publicly available data, several new contracts for ultra-deepwater semi-submersibles commencing in 2008 to 2010 have been secured by our competitors at rates of approximately $550,000 to $600,000 per day.  The duration of these contracts is generally from three to five years, with some units contracted to 2015. This compares to $350,000 to $405,000 for work performed during 2006 and to $400,000 to $500,000 for work performed during 2007.

Environmental and Other Regulations in the Offshore Drilling Industry

Our operations in the offshore drilling sector include activities that are subject to numerous international, federal, state and local laws and regulations, including MARPOL, OPA and CERCLA, each of which is discussed above, and the U.S. Outer Continental Shelf Lands Act.  These laws govern the discharge of materials into the environment or otherwise relate to environmental protection.

For example, the IMO adopted MARPOL and Annex VI to MARPOL to regulate the discharge of harmful air emissions from ships, which include rigs and drillships. Rigs and drillships must comply with MARPOL limits on sulfur oxide and nitrogen oxide emissions, chlorofluorocarbons, and the discharge of other air pollutants, except that the MARPOL limits do not apply to emissions that are directly related to drilling, production, or processing activities.

Our drill units are subject not only to MARPOL regulation of air emissions, but also to the Bunker Convention’s strict liability for pollution damage caused by discharges of bunker fuel in ratifying states. We believe that all of our drill units are currently compliant in all material respects with these regulations. As described above, in October 2008, MEPC adopted amendments to the Annex VI regulations that require a progressive reduction of sulfur oxide levels in heavy bunker fuels and create more stringent nitrogen oxide emissions standards for marine engines. We may incur costs to comply with these revised standards.

Furthermore, any drillships we operate in the waters of the U.S., including  the U.S. territorial sea and the 200 nautical mile exclusive economic zone around the U.S., would have to comply with OPA and CERCLA regulations, as described above, that impose liability (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges of oil or other hazardous substances, other than discharges related to drilling.

Numerous governmental agencies issue such regulations to implement and enforce the laws of the applicable jurisdiction, which often involve lengthy permitting procedures, impose difficult and costly compliance measures particularly in ecologically sensitive areas, and subject operators to substantial administrative, civil and criminal penalties or injunctive relief for failure to comply. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly compliance could adversely affect our consolidated financial statements. While we believe that we are in substantial compliance with the current laws and regulations, there is no assurance that compliance can be maintained in the future.

Implementation of new environmental laws or regulations that may apply to ultra-deepwater drilling units may subject us to increased costs or limit the operational capabilities of our drilling units and could materially and adversely affect our operations and financial condition. See “Risk Factors—Governmental laws and regulations, including environmental laws and regulations, may add to our costs or limit our drilling activity”.

In addition to the MARPOL, OPA, and CERCLA requirements described above, our international operations in the offshore drilling segment are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the importation of and operation of drilling units and equipment, currency conversions and repatriation, oil and natural gas exploration and development, environmental protection, taxation of offshore earnings and earnings of expatriate personnel, the use of local employees and suppliers by foreign contractors and duties on the importation and exportation of drilling units and other equipment. New environmental or safety laws and regulations could be enacted, which could adversely affect our ability to operate in certain jurisdictions. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and natural gas and other aspects of the oil and natural gas industries in their countries. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil and natural gas companies and may continue to do so. Operations in less developed countries can be subject to legal systems that are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.

Insurance for Our Offshore Drilling Rigs

We maintain insurance for our drilling units in accordance with industry standards. Our insurance is intended to cover normal risks in our current operations, including insurance against property damage, loss of hire, war risk and third-party liability, including pollution liability.

We have obtained insurance for the full assessed market value of our drilling units.  Our insurance provides for premium adjustments based on claims and is subject to deductibles and aggregate recovery limits.  In the case of pollution liabilities, our deductible is $25,000 per event and in the case of other hull and machinery claims, our deductible is $1.5 million per event.  Our insurance coverage may not protect fully against losses resulting from a required cessation of rig operations for environmental or other reasons.

We also have loss of hire insurance which becomes effective after 30 days of off-hire and coverage extends for approximately one year.

The principal risks which may not be insurable are various environmental liabilities and liabilities resulting from reservoir damage caused by our negligence.  In addition, insurance may not be available to us at all or on terms acceptable to us, that we will maintain insurance or, if we are so insured, that our policy will be adequate to cover our loss or liability in all cases.

Our Corporate Structure

Dryships Inc. is a holding company existing under the laws of the Marshall Islands.  We maintain our principal executive offices at 80 Kifissias Avenue, Amaroussion 15125, Athens, Greece. Our telephone number at that address is (011) (30) (210) 809 0570. Our website address is www.dryships.com.  The information on our website is not a part of this prospectus.

RISK FACTORS

We have identified a number of risk factors which you should consider before buying the securities we may offer using this prospectus. These risk factors are incorporated by reference into this registration statement from the Company’s Annual Report on Form 20-F filed on March 31, 2008. Please see “Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth below, as well as those under the heading “Risk Factors” in any prospectus supplement, before investing in the securities offered by this prospectus. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.

International Drybulk Shipping Industry - Specific Risk Factors

Charterhire rates for drybulk carriers are volatile and may decrease in the future, which would adversely affect our earnings

The drybulk shipping industry is cyclical with attendant volatility in charterhire rates and profitability.  The degree of charterhire rate volatility among different types of drybulk carriers varies widely.  Since mid-August 2008, charterhire rates for Capesize, Panamax and Supramax drybulk carriers have decreased sharply from their historically high levels.  Charter rates may remain at depressed levels for some time.  If the drybulk shipping market is depressed in the future, our earnings and available cash flow may decrease.  Our ability to re-charter our vessels on the expiration or termination of their current time charters and the charter rates payable under any renewal or replacement charters will depend upon, among other things, economic conditions in the drybulk shipping market.  Fluctuations in charter rates and vessel values result from changes in the supply and demand for drybulk cargoes carried internationally at sea, including coal, iron, ore, grains and minerals.

The factors affecting the supply and demand for vessel capacity are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

The factors that influence demand for vessel capacity include:

•	demand for and production of drybulk products;

•	global and regional economic and political conditions;

•	the distance drybulk cargo is to be moved by sea; and

•	changes in seaborne and other transportation patterns.

The factors that influence the supply of vessel capacity include:

•	the number of new building deliveries;

•	port and canal congestion;

•	the scrapping of older vessels;

•	vessel casualties; and

•	the number of vessels that are out of service.

We anticipate that the future demand for our drybulk carriers will be dependent upon continued economic growth in the world’s economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargo to be transported by sea.  The capacity of the global drybulk carrier fleet seems likely to increase and economic growth may not continue.  Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.

The market values of our vessels may decrease, which could limit the amount of funds that we can borrow or trigger certain financial covenants under our current or future credit facilities and or we may incur a loss if we sell vessels following a decline in their market value

    The fair market values of our vessels is related to prevailing freight charter rates.  While the fair market value of vessels and the freight charter market have a very close relationship as the charter market moves from trough to peak, the time lag between the effect of charter rates on market values of ships can vary.

The fair market value of our vessels may increase and decrease depending on a number of factors including:

•	prevailing level of charter rates;

•	general economic and market conditions affecting the shipping industry;

•	types and sizes of vessels;

•	supply and demand for vessels;

•	other modes of transportation;

•	cost of newbuildings;

•	governmental or other regulations; and

•	technological advances.

In addition, as vessels grow older, they generally decline in value.  If the fair market value of our vessels declines, we may not be in compliance with certain provisions of our credit facilities, and our lenders could accelerate our indebtedness or require us to pay down our indebtedness to a level where we are again in compliance with our loan covenants.  If our indebtedness is accelerated, we may not be able to refinance our debt or obtain additional financing.  In addition, if we sell one or more of our vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale may be less than the vessel’s carrying value on our consolidated financial statements, resulting in a loss and a reduction in earnings.  Furthermore, if vessel values fall significantly we may have to record an impairment adjustment in our financial statements which could adversely affect our financial results.

Changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on our business, financial condition and results of operations

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position.  Prior to 1978, the Chinese economy was a planned economy.  Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy.  Annual and five year State Plans are adopted by the Chinese government in connection with the development of the economy.  Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through State Plans and other measures.  There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform.  Limited price reforms were undertaken, with the result that prices for certain commodities are principally determined by market forces.  Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments.  If the Chinese government does not continue to pursue a policy of economic reform the level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, all of which could, adversely affect our business, operating results and financial condition.

Offshore Drilling Industry - Specific Risk Factors

Our business in the offshore drilling sector depends on the level of activity in the offshore oil and gas industry, which is significantly affected by, among other things, volatile oil and gas prices and may be materially and adversely affected by a decline in the offshore oil and gas industry.

The offshore contract drilling industry is cyclical and volatile.  Our business in the offshore drilling sector depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide.  The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments affect customers’ drilling campaigns.  Oil and gas prices and market expectations of potential changes in these prices also significantly affect this level of activity and demand for drilling units.

Oil and gas prices are extremely volatile and are affected by numerous factors beyond our control, including the following:

•	worldwide demand for oil and gas;

•	the cost of exploring for, developing, producing and delivering oil and gas;

•	expectations regarding future energy prices;

•	advances in exploration and development technology;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain levels and pricing;

•	the level of production in non-OPEC countries;

•	government regulations;

•	local and international political, economic and weather conditions;

•	domestic and foreign tax policies;

•	the development and exploitation of alternative fuels;

•	the policies of various governments regarding exploration and development of their oil and gas reserves; and

•
the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East or other geographic areas or further acts of terrorism in the United States, or elsewhere.

Declines in oil and gas prices for an extended period of time could negatively affect our business in the offshore drilling sector. Sustained periods of low oil prices typically result in reduced exploration and drilling because oil and gas companies’ capital expenditure budgets are subject to their cash flow and are therefore sensitive to changes in energy prices.  These changes in commodity prices can have a dramatic effect on rig demand, and periods of low demand can cause excess rig supply and intensify the competition in the industry which often results in drilling units, particularly lower specification drilling units, being idle for long periods of time.  We cannot predict the future level of demand for our services or future conditions of the oil and gas industry. Any decrease in exploration, development or production expenditures by oil and gas companies could reduce our revenues and materially harm our business and results of operations.

In addition to oil and gas prices, the offshore drilling industry is influenced by additional factors, including:

•	the availability of competing offshore drilling vessels;

•	the level of costs for associated offshore oilfield and construction services;

•	oil and gas transportation costs;

•	the discovery of new oil and gas reserves; and

the cost of non-conventional hydrocarbons, such as the exploitation of oil sands.

The offshore drilling industry is highly competitive and there is intense price competition, and as a result, we may be unable to compete successfully with other providers of contract drilling services that have greater resources than we have.

The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share.  Drilling contracts are traditionally awarded on a competitive bid basis.  Intense price competition is often the primary factor in determining which qualified contractor is awarded the drilling contract, although rig availability, location, and the quality and technical capability of service and equipment are key factors which are considered.  Some of our competitors in the drilling industry are larger than we are and have more diverse fleets, or fleets with generally higher specifications, and greater resources than us.  In addition, because of the relatively small size of our offshore drilling segment, we may be unable to take advantage of economies of scale to the same extent as some of our larger competitors. Given the high capital requirements that are inherent in the offshore drilling industry, we may also be unable to invest in new technologies or expand our fleet in the future as may be necessary for us to succeed in this industry, while our larger competitors’ superior financial resources may enable them to respond more rapidly to changing market demands. In addition, mergers among oil and natural gas exploration and production companies have reduced the number of available customers, resulting in increased competition for projects.  We may not be able to maintain our competitive position, and we believe that competition for contracts will continue to be intense in the foreseeable future.  Our inability to compete successfully may reduce our revenues and profitability.

An over-supply of drilling units may lead to a reduction in dayrates and therefore may materially impact our profitability in our offshore drilling segment.

During the recent period of high utilization and high dayrates, industry participants have increased the supply of drilling units by ordering the construction of new drilling units.  Historically, this has resulted in an oversupply of drilling units and has caused a subsequent decline in utilization and dayrates when the drilling units enter the market, sometimes for extended periods of time until the units have been absorbed into the active fleet.  According to industry sources, the worldwide fleet of ultra-deepwater drilling units currently consists of 32 units, comprised of 16 rigs and 16 drill-ships.  An additional 39 rigs and 40 drillships are under construction or on order, which would bring the total fleet to 111 units in 2011 when the last ordered drilling units are scheduled to be delivered. In addition, two drillships and three drilling rigs have been ordered for delivery in 2012. During 2007, a total of 25 drilling units were ordered, however new orders appear to have slowed in 2008 as only three orders for new drilling units were placed in the first quarter. Not all of the drilling units currently under construction have been contracted for future work, which may intensify price competition as scheduled delivery dates occur.  The entry into service of these new, upgraded or reactivated drilling units will increase supply and could curtail a further strengthening, or trigger a reduction, in dayrates as drilling units are absorbed into the active fleet.  Any further increase in construction of new drilling units could have a negative impact on utilization and dayrates.  In addition, the new construction of high-specification rigs, as well as changes in our competitors’ drilling rig fleets, could require us to make material additional capital investments to keep our fleet competitive.  Lower utilization and dayrates could adversely affect our revenues and profitability.  Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on our drilling units if future cash flow estimates, based upon information available to management at the time, indicate that the carrying value of these drilling units may not be recoverable.

The market value of our current drilling units and drilling units we may acquire in the future may decrease, which could cause us to incur losses if we decide to sell them following a decline in their market values.

If the offshore contract drilling industry suffers adverse developments in the future, the fair market value of our drilling units may decline. The fair market value of the drilling units we currently own or may acquire in the future may increase or decrease depending on a number of factors, including:

•	prevailing level of drilling services contract day rates;

•	general economic and market conditions affecting the offshore contract drilling industry, including competition from other offshore contract drilling companies;

•	types, sizes and ages of drilling units;

•	supply and demand for drilling units;

•	costs of newbuildings;

•	governmental or other regulations; and

•	technological advances.

If we sell any drilling unit when drilling unit prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the drilling unit’s carrying amount on our financial statements, resulting in a loss. Additionally, our lenders may accelerate loan prepayments should there be a loss in the market value of our drilling units. Such loss or prepayment could materially and adversely affect our business prospects, financial condition, liquidity, results of operations, and our ability to pay dividends to our shareholders.

Consolidation of suppliers may limit our ability to obtain supplies and services at an acceptable cost, on our schedule or at all, which may have a material adverse effect on our results of operations and financial condition.

We rely on certain third parties to provide supplies and services necessary for our offshore drilling operations, including but not limited to drilling equipment suppliers, catering and machinery suppliers. Recent mergers have reduced the number of available suppliers, resulting in fewer alternatives for sourcing of key supplies.  We may not be able to obtain supplies and services at an acceptable cost, at the times we need them or at all. Such consolidation, combined with a high volume of drilling units under construction, may result in a shortage of supplies and services thereby potentially inhibiting the ability of suppliers to deliver on time. These cost increases or delays could have a material adverse affect on our results of operations and financial condition.

Our international operations in the offshore drilling sector involve additional risks not associated with our U.S. operations.

We operate in the offshore drilling sector in various regions throughout the world, including Ghana, that may expose us to political and other uncertainties, including risks of:

•	terrorist acts, war and civil disturbances;

•	seizure, nationalization or expropriation of property or equipment;

•	political unrest;

•	foreign and U.S. monetary policy and foreign currency fluctuations and devaluations;

•	the inability to repatriate income or capital;

•	complications associated with repairing and replacing equipment in remote locations;

•	piracy;

•	import-export quotas, wage and price controls, imposition of trade barriers and other forms of government regulation and economic conditions that are beyond our control;

•	regulatory or financial requirements to comply with foreign bureaucratic actions; and

•	changing taxation policies.

In addition, international contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:

•	the equipping and operation of drilling units;
•	repatriation of foreign earnings;
•	oil and gas exploration and development;
•	taxation of offshore earnings and earnings of expatriate personnel; and
•	use and compensation of local employees and suppliers by foreign contractors.

     Some foreign governments favor or effectively require the awarding of drilling contracts to local contractors, require use of a local agent or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete in those regions. It is difficult to predict what governmental regulations may be enacted in the future that could adversely affect the international drilling industry. The actions of foreign governments, including initiatives by OPEC, may adversely affect our ability to compete.

We are indemnified to some extent against loss of capital assets, but generally not loss of revenue, from most of these risks through provisions in our drilling contracts.

Governmental laws and regulations, including environmental laws and regulations, may add to our costs or limit our drilling activity.

Our business in the offshore drilling industry is affected by public policy and laws and regulations relating to the energy industry and the environment in the geographic areas where we operate.

The offshore drilling industry is dependent on demand for services from the oil and gas exploration and production industry, and accordingly, we are directly affected by the adoption of laws and regulations that for economic, environmental or other policy reasons curtail exploration and development drilling for oil and gas. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or significantly limit drilling activity. Governments in some countries are increasingly active in regulating and controlling the ownership of concessions, the exploration for oil and gas, and other aspects of the oil and gas industries.  In recent years, increased concern has been raised over protection of the environment.  Offshore drilling in certain areas has been opposed by environmental groups, and has in certain cases been restricted.

To the extent new laws are enacted or other governmental actions are taken that prohibit or restrict offshore drilling or impose additional environmental protection requirements that result in increased costs to the oil and gas industry in general or the offshore drilling industry in particular, our business or prospects could be materially adversely affected. The operation of our drilling units will require certain governmental approvals, the number and prerequisites of which cannot be determined until we identify the jurisdictions in which we will operate upon securing contracts for the drilling units. Depending on the jurisdiction, these governmental approvals may involve public hearings and costly undertakings on our part. We may not obtain such approvals or such approvals may not be obtained in a timely manner. If we fail to timely secure the necessary approvals or permits, our customers may have the right to terminate or seek to renegotiate their drilling contracts to our detriment. The amendment or modification of existing laws and regulations or the adoption of new laws and regulations curtailing or further regulating exploratory or development drilling and production of oil and gas could have a material adverse effect on our business, operating results or financial condition.  Future earnings may be negatively affected by compliance with any such new legislation or regulations.  In addition, we may become subject to additional laws and regulations as a result of future rig operations or repositioning.

We may be subject to liability under environmental laws and regulations, which could have a material adverse effect on our results of operations and financial condition.

Our operations in the offshore drilling industry may involve the use or handling of materials that may be classified as environmentally hazardous substances. Environmental laws and regulations applicable in the countries in which we conduct operations have generally become more stringent. Such laws and regulations may expose us to liability for the conduct of or for conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such actions were taken.

During our drilling operations in the past, we have caused the release of oil, waste and other pollutants into the sea and into protected areas, such as the Barents Sea. While we conduct maintenance on our drilling rigs in an effort to prevent such releases, future releases could occur, especially as our rigs age. Such releases may be large in quantity, above our permitted limits or in protected or other areas in which public interest groups or governmental authorities have an interest. These releases could result in fines and other costs to us, such as costs to upgrade our drilling rigs, costs to clean up the pollution, and costs to comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.

We expect that we will be able to obtain some degree of contractual indemnification from our customers in most of our drilling contracts against pollution and environmental damages, but such indemnification may not be enforceable in all instances, the customer may not be financially capable in all cases of complying with its indemnity obligations and we may not be able to obtain such indemnification agreements in the future.

We currently maintain insurance coverage against certain environmental liabilities, including pollution caused by sudden and accidental oil spills.  However, such insurance may not continue to be available or carried by us or, if available and carried, may not be adequate to cover any liability in all circumstances, which could have a material adverse effect on our business, operating results and financial conditions.

Acts of terrorism and political and social unrest could affect the markets for drilling services, which may have a material adverse effect on our results of operations.

Acts of terrorism and political and social unrest, brought about by world political events or otherwise, have caused instability in the world’s financial and insurance markets in the past and may occur in the future.  Such acts could be directed against companies such as ours.  In addition, acts of terrorism and social unrest could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services and result in lower dayrates.  Insurance premiums could increase and coverages may be unavailable in the future.  U.S. government regulations may effectively preclude us from actively engaging in business activities in certain countries.  These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future.  Increased insurance costs or increased cost of compliance with applicable regulations may have a material adverse effect on our results of operations.

Company - Specific Risk Factors

A failure to obtain financing for our newbuilding drillships may result in a loss of investment and may have a material adverse effect on our business and results of operations.

Each of the contracts for construction and sale for newbuilding drillships Hulls 1837 and 1838 require us to make certain pre-delivery installment payments. In September 2007, Drillship Paros and Drillship Hydra, the contract owners of these newbuilding drillships, entered into an agreement with DVB for a term loan agreement in the aggregate amount of $230.0 million, representing $115.0 million per Hull, which may be used to partially fund the first and second pre-delivery installment payments to the shipyard under such newbuilding contracts.  However, we have not yet obtained financing for subsequent pre-delivery installment payments, which amount to 70% of the purchase price of the drillships.  If we are unable to obtain financing for such payments, we may default under these contracts.  A default would entitle the builder (i) to six percent interest from the due date of any installment payment and (ii) to rescind the contract.  Rescission of a contract would enable the builder to retain any installment payments already made and entitle the builder to sell the applicable drillship to another buyer, which would result in a loss of our investment and have a material adverse effect on our business and results of operations.

Disruptions in world financial markets and the resulting governmental action in the United States and in other parts of the world could have a material adverse impact on our ability to obtain financing, our results of operations, financial condition and cash flows and could cause the market price of our common stock to decline.

There are signs that the United States and other parts of the world are exhibiting deteriorating economic trends and may be entering into a recession. For example, the credit markets in the United States have experienced significant contraction, de-leveraging and reduced liquidity, and the United States federal government and state governments have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws.

Recently, a number of financial institutions have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings or are in regulatory enforcement actions. The uncertainty surrounding the future of the credit markets in the United States has resulted in reduced access to credit worldwide.  As of October 17, 2008, we have total outstanding indebtedness of $3.345 billion under our existing credit facilities.  As of October 17, 2008, we have a total of $973.0 million available under our existing credit facilities, all of which we expect to draw down in connection with the construction of the newbuiling drillships identified as Hulls 1865 and 1866 and vessel acquisitions.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in certain securities markets, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under our credit facilities or any future financial arrangements. The current market conditions may last longer than we anticipate. However, these recent and developing economic and governmental factors may have a material adverse effect on our results of operations, financial condition or cash flows and could cause the price of our common stock to decline significantly.

Sharp declines in the spot drybulk charter market will affect our earnings and cash flows from the 14 vessels we operate in the spot market.

We currently employ fourteen of our vessels in the spot market.  Their charters will expire over the next two months.  Vessels trading in the spot market are exposed to increased risk of declining charter rates and freight rate volatility compared to vessels employed on time charters.  Since mid-August 2008, the spot day rates in the drybulk charter market have declined very significantly, and drybulk vessel values have also declined both as a result of a slowdown in the availability of global credit and the significant deterioration in charter rates.  Charter rates and vessel values have been affected in part by the lack of availability of credit to finance both vessel purchases and purchases of commodities carried by sea, resulting in a decline in cargo shipments, and the excess supply of iron ore in China which resulted in falling iron ore prices and increased stockpiles in Chinese ports.  There can be no assurance as to how long charter rates and vessel values will remain at their currently low levels or whether they will improve to any significant degree.  Charter rates may remain at depressed levels for some time which will adversely affect our revenue and profitability.
We are subject to certain risks with respect to our counterparties under our time charter agreements and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

Thirty-one of our vessels are currently employed under time charters with sixteen customers.  The ability of each of our counterparties to perform its obligations under a time charter agreement with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the drybulk shipping industry and the overall financial condition of the counterparty.  In addition, in depressed market conditions, our customers may fail to pay charterhire.  Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The preferential tax rates applicable to qualified dividend income are temporary, and the enactment of proposed legislation could affect whether dividends paid by us constitute qualified dividend income eligible for the preferential rate.

Certain of our distributions may be treated as qualified dividend income eligible for preferential rates of U.S. federal income tax to non-corporate U.S. shareholders.  In the absence of legislation extending the term for these preferential tax rates, all dividends received by such U.S. taxpayers in tax years beginning on January 1, 2011 or later will be taxed at graduated tax rates applicable to ordinary income.

In addition, legislation has been proposed in the U.S. Congress that would, if enacted, deny the preferential rate of U.S. federal income tax currently imposed on qualified dividend income with respect to dividends received from a non-U.S. corporation if the non-U.S. corporation is created or organized under the laws of a jurisdiction that does not have a comprehensive income tax system.  Because the Marshall Islands imposes only limited taxes on entities organized under its laws, it is likely that if this legislation were enacted, the preferential tax rates of federal income tax may no longer be applicable to distributions received from us.  As of the date of this prospectus, it is not possible to predict with certainty whether this proposed legislation will be enacted.

Our shareholders that are subject to U.S. federal income taxation in respect of their ownership of our shares could be subject to adverse U.S. federal income tax rules if we were to qualify as a "passive foreign investment company."

Generally, a non-U.S. corporation will be treated as a "passive foreign investment company", or PFIC, for U.S. federal income tax purposes if either (i) at least 75% of its gross income for any taxable year consists of certain types of "passive income" or (ii) at least 50% of the average value of the corporation's assets are assets that produce or are held for the production of "passive income."  For purposes of this test, "passive income" includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties from unrelated parties in connection with the active conduct of a trade or business.  For purposes of these tests, income derived from the performance of services does not constitute "passive income."

We intend to take the position that income that we derive from time and voyage charters is services income, rather than rental income, and accordingly that our income from time and voyage chartering activities does not constitute "passive income" and the assets that we own and operate in connection with the production of that income do not constitute passive assets.  There is, however, no direct legal authority under the PFIC rules addressing these issues.  Accordingly, no assurance can be given that the United States Internal Revenue Service or a court of law would agree with our position.

In general, U.S. shareholders of a PFIC are subject to disadvantageous U.S. federal income tax rules with respect to their ownership of shares in the PFIC.  Generally, under the PFIC rules, unless U.S. shareholders make an election available under the United States Internal Revenue Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay U.S. federal income tax at the then-prevailing highest income tax rates on ordinary income plus interest on excess distributions and upon any disposition of our shares, as if the excess distribution or gain had been recognized ratably over the shareholder's holding period in our shares.  Regardless of the elections made by shareholders, distributions in respect of our shares will not be treated as qualified dividend income eligible for preferential rates of U.S. federal income tax for non-corporate U.S. shareholders if we were treated as a PFIC for the year of the distribution or the immediately preceding tax year.

While there are legal uncertainties involved in this determination, and this determination is based on part on our estimates of and expectations regarding the relative fair market values of our assets, we believe that we should not be treated as a PFIC for the taxable year ending December 31, 2008.  There can be no assurance, however, that the nature of our assets, income or operations will not change or that we can avoid being a PFIC for any subsequent year.

The Spin Off may result in tax liabilities for shareholders in the absence of the receipt of cash.

While not all details regarding the Spin Off are currently known, it is possible that the Spin Off may be treated in some jurisdictions, such as the United States, as a taxable distribution, in which case shareholders that are subject to tax in such jurisdictions would have a tax liability as a result of the Spin Off even though they do not receive cash with which to pay such liability.

If market conditions continue to deteriorate, the Spin Off may be delayed.

If market conditions in the United States and other parts of the world continue to exhibit deteriorating economic trends, we may delay the Spin Off.  Such a delay could be substantial and would result in our offshore drilling operations remaining within subsidiaries of DryShips Inc.

Currently, our revenues from the offshore drilling segment depend on two drilling rigs, which are designed to operate in harsh environments. The damage or loss of either of these drilling rigs could have a material adverse effect on our results of operations and financial condition.

Our revenues from the offshore drilling segment are dependent on two drilling rigs, the Eirik Raude, which is preparing for operations offshore Ghana and the Leiv Eiriksson, which is currently operating in the North Sea. Both drilling rigs may be exposed to risks inherent in deepwater drilling and operating in harsh environments that may cause damage or loss.  The drilling of oil and gas wells, particularly exploratory wells where little is known of the subsurface formations involves risks, such as extreme pressure and temperature, blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch-throughs, craterings, fires, explosions, pollution and natural disasters such as hurricanes and tropical storms.  In addition, offshore drilling operations are subject to perils peculiar to marine operations, either while on-site or during mobilization, including capsizing, sinking, grounding, collision, marine life infestations, and loss or damage from severe weather.  The replacement or repair of a rig could take a significant amount of time, and we may not have any right to compensation for lost revenues during that time, despite our comprehensive loss of hire insurance policy. As long as we have only two drilling rigs in operation, loss of or serious damage to one of the drilling rigs could materially reduce our revenues for the time that a rig is out of operation. In view of the sophisticated design of the drilling rigs, we may be unable to obtain a replacement rig that could perform under the conditions that our drilling rigs are expected to operate, which could have a material adverse effect on our results of operations and financial condition.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

We enter into drilling services contracts with our customers, newbuilding contracts with shipyards, interest rate swap agreements and forward exchange contracts, and have employed and may employ our drilling rigs and newbuild drillships on fixed-term and well contracts. Our drilling contracts, newbuilding contracts, and hedging agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the offshore contract drilling industry, the overall financial condition of the counterparty, the dayrates received for specific types of drilling rigs and drillships and various expenses.  In addition, in depressed market conditions, our customers may no longer need a drilling unit that is currently under contract or may be able to obtain a comparable drilling unit at a lower dayrate.  As a result, customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts.

Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Construction of drillships are subject to risks, including delays and cost overruns, which could have an adverse impact on our available cash resources and results of operations.

We, through our subsidiaries, have entered into contracts with Samsung Heavy Industries Co. Ltd., or Samsung Heavy Industries, for the construction of two ultra-deepwater newbuild drillships, which we expect to take delivery of in the third quarter of 2011.  We have also entered into a share purchase agreement to acquire the owning companies of two additional newbuilding drillships from a related party.  We may also undertake new construction projects and conversion projects in the future.  In addition, we make significant upgrade, refurbishment, conversion and repair expenditures for our fleet from time to time, particularly as our drilling units become older.  Some of these expenditures are unplanned.  These projects and other efforts of this type are subject to risks of cost overruns or delays inherent in any large construction project as a result of numerous factors, including the following:

•	shipyard unavailability;

•	shortages of equipment, materials or skilled labor;

•	unscheduled delays in the delivery of ordered materials and equipment;

•	local customs strikes or related work slowdowns that could delay importation of equipment or materials;

•	engineering problems, including those relating to the commissioning of newly designed equipment;

•	latent damages or deterioration to hull, equipment and machinery in excess of engineering estimates and assumptions;

•	work stoppages;

•	client acceptance delays;

•	weather interference or storm damage;

•	disputes with shipyards and suppliers;

•	shipyard failures and difficulties;

•	failure or delay of third-party equipment vendors or service providers;

•	unanticipated cost increases; and

•	difficulty in obtaining necessary permits or approvals or in meeting permit or approval conditions.

These factors may contribute to cost variations and delays in the delivery of our ultra-deepwater newbuild drillships.  Delays in the delivery of these newbuild drillships or the inability to complete construction in accordance with their design specifications may, in some circumstances, result in delay in contract commencement, resulting in a loss of revenue to us, and may also cause customers to renegotiate, terminate or shorten the term of the drilling contract for the drillship pursuant to applicable late delivery clauses.  In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms.  Additionally, capital expenditures for drillship upgrades, refurbishment and construction projects could materially exceed our planned capital expenditures.  Moreover, our drillships that may undergo upgrade, refurbishment and repair may not earn a dayrate during the periods they are out of service.  In addition, in the event of a shipyard failure or other difficulty, we may be unable to enforce certain provisions under our newbuilding contracts such as our refund guarantee, to recover amounts paid as installments under such contracts. The occurrence of any of these events may have a material adverse effect on our results of operations, financial condition or cash flows.

New technologies may cause our current drilling methods to become obsolete, resulting in an adverse effect on our business.

The offshore contract drilling industry is subject to the introduction of new drilling techniques and services using new technologies, some of which may be subject to patent protection.  As competitors and others use or develop new technologies, we may be placed at a competitive disadvantage and competitive pressures may force us to implement new technologies at substantial cost.  Although we purchased the right to use the Bingo 9000 design, or the Bingo Design, for our drilling rigs, neither we nor the company from which we purchased those rights has obtained or applied for any patents or other intellectual property protection relating to the Bingo Design. As a result, other parties may challenge our right to use the Bingo Design or seek damages for the alleged infringement of intellectual property rights that they may claim to own. We may also lose the competitive advantage that we sought to achieve through the use of the Bingo Design if our competitors duplicate key aspects of the Bingo Design without our permission, and we may be unable to prevent our competitors from doing so.

Our insurance may not be adequate to cover our losses that may result from our operations due to the inherent operational risks of the offshore drilling contract industry.

We maintain insurance in accordance with industry standards. Our insurance is intended to cover normal risks in our current operations, including insurance against property damage, loss of hire, war risk and third-party liability, including pollution liability.

Although we have obtained insurance for the full assessed market value of our drilling units, insurance coverage may not, under certain circumstances, be available, and if available, may not provide sufficient funds to protect us from all losses and liabilities that could result from our operations. We have also obtained loss of hire insurance which becomes effective after 30 days of downtime and coverage extends for approximately one year.  The principal risks which may not be insurable are various environmental liabilities and liabilities resulting from reservoir damage caused by our negligence. Moreover, our insurance provides for premium adjustments based on claims and is subject to deductibles and aggregate recovery limits.  In the case of pollution liabilities, our deductible is $25,000 per event and in the case of other claims, our deductible is $1.5 million per event and our aggregate recovery limits are $624 million.  Our insurance coverage may not protect fully against losses resulting from a required cessation of rig operations for environmental or other reasons. The occurrence of a casualty, loss or liability against which we may not be fully insured could significantly reduce our revenues, make it financially impossible for us to obtain a replacement rig or to repair a damaged rig, cause us to pay fines or damages which are generally not insurable and that may have priority over the payment obligations under our indebtedness or otherwise impair our ability to meet our obligations under our indebtedness and to operate profitably.  Insurance may not be available to us at all or on terms acceptable to us, we may not maintain insurance or, if we are so insured, our policy may not be adequate to cover our loss or liability in all cases.

Our customers may be involved the handling of environmentally hazardous substances and if discharged into the ocean may subject us to pollution liability which could have a negative impact on our cash flows, results of operations and ability to pay dividends

Our operations may involve the use or handling of materials that may be classified as environmentally hazardous substances. Environmental laws and regulations applicable in the countries in which we conduct operations have generally become more stringent. Such laws and regulations may expose us to liability for the conduct of or for conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such actions were taken.

During our drilling operations in the past, we, through our subsidiary, Ocean Rig, have caused the release of oil, waste and other pollutants into the sea and into protected areas, such as the Barents Sea where on April 12, 2005, we discharged less than one cubic meter of hydraulic oil. While we conduct maintenance on our drilling rigs in an effort to prevent such releases, we cannot assure you that future releases will not occur, especially as our rigs age. Such releases may be large in quantity, above our permitted limits or in protected or other areas in which public interest groups or governmental authorities have an interest. These releases could result in fines and other costs to us, such as costs to upgrade our drilling rigs, costs to clean up the pollution, and costs to comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.

We expect that we will be able to obtain some degree of contractual indemnification from our customers in most of our drilling contracts against pollution and environmental damages, but such indemnification may not be enforceable in all instances, that the customer will be financially capable in all cases of complying with its indemnity obligations or that the Company will be able to obtain such indemnification agreements in the future.

Because we generate all of our revenues from the offshore drilling sector in U.S. dollars but incur a significant portion of our employee salary and administrative and other expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations from the offshore drilling sector.

Our principal currency for our operations and financing for the offshore drilling sector is the U.S. Dollar. The dayrates for the drilling rigs, the Company’s principal source of revenues, are quoted and received in U.S. Dollars. The principal currency for operating expenses in the offshore drilling sector is also the U.S. Dollar; however, a significant portion of employee salaries and administration expenses, as well as parts of the consumables and repair and maintenance expenses for the drilling rigs, are paid in Norwegian Kroner (NOK), Great British Pound (GBP), Canadian dollar (CAD) and Euro (EUR). The Company is also exposed to changes in other currencies including the Euro.  This could lead to fluctuations in net income due to changes in the value of the U.S. Dollar relative to the other currencies. Expenses incurred in foreign currencies against which the U.S. Dollar falls in value can increase, resulting in higher U.S. Dollar denominated expenses.  We employ derivative instruments in order to hedge our currency exposure; however, we may not be successful in hedging our currency exposure and our U.S. Dollar denominated results of operations could be materially and adversely affected upon exchange rate fluctuations determined by events outside of our control.

Failure to attract or retain key personnel, labor disruptions or an increase in labor costs could hurt our operations in the offshore drilling sector.

We require highly skilled personnel to operate and provide technical services and support for our business in the offshore drilling sector worldwide.  Competition for the labor required for drilling operations has intensified as the number of rigs activated, added to worldwide fleets or under construction has increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover.  If turnover increases, we could see a reduction in the experience level of our personnel, which could lead to higher downtime, more operating incidents and personal injury and other claims, which in turn could decrease revenues and increase costs.  In addition, labor disruptions could hinder our operations from being carried our normally and if not resolved in a timely cost-effective manner, could have a material impact our business.  In response to these labor market conditions, we are increasing efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs for offshore drilling.  If these labor trends continue, we may experience further increases in costs or limits on operations in the offshore drilling sector.  Some of our employees are covered by collective bargaining agreements.  If we choose to cease operations in one of those countries or if market conditions reduce the demand for our drilling services in such a country, we would incur costs, which may be material, associated with workforce reductions.  In addition, upon their expiration, these agreements may be renegotiated, and as a result, we could experience higher personnel expenses, other increased costs and increased operating restrictions, which may be material to our business in the offshore drilling sector.

Our operating and maintenance costs with respect to our offshore drilling rigs will not necessarily fluctuate in proportion to changes in operating revenues, which may have a material adverse effect on our results of operations, financial condition and cash flows.

Our operating and maintenance costs with respect to our offshore drilling rigs will not necessarily fluctuate in proportion to changes in operating revenues.  Operating revenues may fluctuate as a function of changes in dayrate.  However, costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned.  In addition, should our drilling units incur idle time between contracts, we typically will not de-man those drilling units because we will use the crew to prepare the rig for its next contract.  During times of reduced activity, reductions in costs may not be immediate as portions of the crew may be required to prepare rigs for stacking, after which time the crew members are assigned to active rigs or dismissed.  In addition, as our drilling units are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly.  In general, labor costs increase primarily due to higher salary levels and inflation.  Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment.  Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are incurred.  If we experience increased operating costs without a corresponding increase in earnings, this may have a material adverse effect on our results of operations, financial condition and cash flows.

We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

We may be, from time to time, involved in various litigation matters.  These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business.  Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us.  Insurance may not be applicable or sufficient in all cases, insurers may not remain solvent, and policies may not be located.

A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate our drilling rigs could result in a high tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.

We conduct our worldwide drilling operations through various subsidiaries.  Tax laws and regulations are highly complex and subject to interpretation.  Consequently, we are subject to changing tax laws, treaties and regulations in and between countries in which we operate.  Our income tax expense is based upon our interpretation of tax laws in effect in various countries at the time that the expense was incurred.  A change in these tax laws, treaties or regulations, or in the interpretation thereof, or in the valuation of our deferred tax assets, could result in a materially higher tax expense or a higher effective tax rate on our worldwide earnings, and such change could be significant to our financial results. If any tax authority successfully challenges our operational structure, inter-company pricing policies or the taxable presence of our key subsidiaries in certain countries; or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure; or if we lose a material tax dispute in any country, particularly in the U.S., Canada, the U.K., or Norway, our effective tax rate on our worldwide earnings from our offshore drilling operations could increase substantially and our earnings and cash flows from these operations could be materially adversely affected.  You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of common stock.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel acquisitions and for general corporate purposes.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This document includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as “forward-looking statements.” We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:

•	future operating or financial results;

•	statements about planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking and insurance costs;

•	statements about drybulk shipping market trends, including charter rates and factors affecting supply and demand;

•	our ability to obtain additional financing;

•	expectations regarding the availability of vessel acquisitions; and

•	anticipated developments with respect to pending litigation.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although DryShips Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, DryShips Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections described in the forward looking statements contained in this prospectus.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter rates and vessel values, failure of a seller to deliver one or more vessels, failure of a buyer to accept delivery of a vessel, inability to procure acquisition financing, default by one or more charterers of our ships, changes in demand for drybulk commodities, changes in demand that may affect attitudes of time charterers, scheduled and unscheduled drydocking, changes in DryShips Inc.’s voyage and operating expenses, including bunker prices, dry-docking and insurance costs, changes in governmental rules and regulations, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents, international hostilities and political events or acts by terrorists.

When used in this document, the words “anticipate,” “estimate,” “project,” “forecast,” “plan,” “potential,” “may,” “should,” and “expect” reflect forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

Effective November 1, 2004, we changed our fiscal reporting year-end from October 31st to December 31st. The following table sets forth our unaudited ratio of earnings to fixed charges for the fiscal years ended October 31, 2003 and 2004, the two-month period ended December 31, 2004, the fiscal years ended December 31, 2005, 2006 and 2007 and the six month period ended June 30, 2008 (1).

(in thousands of US dollars)	Year Ended October 31,				2-month period Ended December 31,		Year Ended December 31,						6-month period Ended June 30,
	2003		2004		2004		2005		2006		2007		2008
Earnings
Income form continuing operations before income taxes and minority interest	$7,189		$39,113		10,713		$111,017		$56,731		$474,617		$500,659

Add: Fixed charges less interest capitalized	896		1,410		368		20,341		41,149		53,370		46,336

Less: Capitalized interest									(110)		(2,597)		(3,539)
Add: Equity in net loss of an associate											299		6,893
Total Earnings	$8,085		$40,523		11,081		$131,358		$97,770		$525,689		$550,349

Fixed Charges
Interest expense and capitalized interest	758		1,278		257		19,797		37,364		51,180		36,576

Amortization and write-off of capitalized expenses relating to indebtedness
	138		132		111		544		3,785		2,190		9,760

Total Fixed Charges	$896		$1,410		368		$20,341		$41,149		$53,370		$46,336

Ratio of Earnings to Fixed Charges	9.0	x	28.7	x	30.1	x	6.5	x	2.4	x	9.8	x	11.9	x

(1)           We have not issued any preferred shares as of the date of this prospectus

CAPITALIZATION

A prospectus supplement will include information on the Company’s consolidated capitalization.

TAXATION

Taxation of Our Drilling Operations

United States Federal Income Tax Considerations

We operate in the United States through our subsidiary, Ocean Rig USA LLC.  Ocean Rig USA LLC is engaged in the trade or business of providing drilling services to third parties on the United States Outer Continental Shelf.  Therefore, Ocean Rig USA LLC is subject to United States federal income tax on a net basis on its taxable income.  The amount of such taxable income and such United States federal income tax liability will vary depending upon the level of Ocean Rig USA LLC’s operations in the United States in any given taxable year.

Other Tax Considerations

In addition to the tax consequences discussed above, we may be subject to income tax in jurisdictions where we conduct drilling activities.  The amount of any such tax imposed upon our operations may be material.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we or any selling shareholders may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we or any selling shareholders may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.  We or any selling shareholder may enter into hedging transactions with respect to our securities.  For example, we or any selling shareholder may:

•	enter into transactions involving short sales of our shares of common stock by broker-dealers;

•	sell shares of common stock short themselves and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us or any selling shareholder to deliver shares of common stock  to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, we or a selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf or the behalf of the selling shareholders that participates with us or any selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters and agents in any distribution contemplated hereby, including but not limited to at the market equity offerings, may from time to time include Cantor Fitzgerald & Co. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our shares of common stock , or sales made to or through a market maker other than on an exchange.

On October 1, 2008, Cantor Fitzgerald & Co. issued an opinion to the audit committee of our board of directors as to the fairness from a financial point of view of our acquisition of the nine Capesize vessels in exchange for our common shares.

We will bear costs relating to all of the securities being registered under this Registration Statement.

Securities being offered by this prospectus and any accompanying prospectus supplement may be sold directly by the Company to shareholders and others, including broker dealers, pursuant to dividend reinvestment and stock purchase plans.

As a result of requirements of the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers, Inc. (NASD), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or any selling shareholder for the sale of any securities.  If more than 10% of the net proceeds of any offering of shares of common stock made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

ENFORCEMENT OF CIVIL LIABILITIES

DryShips Inc. is a Marshall Islands company and our executive offices are located outside of the U.S. in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the U.S. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the U.S. As a result, you may have difficulty serving legal process within the U.S. upon us or any of these persons. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

PRICE RANGE OF COMMON STOCK

Our common stock currently trades on the NASDAQ Global Market under the symbol “DRYS”. Since the filing of our Annual Report on Form 20-F for the fiscal year ended December 31, 2007, the  high and low closing price of our common stock were as follows:

	Sales Price
For the Period	High	Low
2008
Third quarter	$79.61	$33.15
September	68.78	33.15
August	79.61	66.30
July	79.13	70.58
Second quarter	$110.74	$59.98
June	95.23	71.33
May	110.74	83.21
April	86.54	59.98
First quarter	$87.45	$52.18
March	75.09	55.93
February	87.45	65.42
January	79.57	52.18

On October 16, the closing price for our common stock on the Nasdaq Global Market was $19.50 per share.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Under our amended and restated articles of incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 43,550,000 shares are issued and outstanding as of October 17, 2008, and 500,000,000 shares of preferred stock, none of which were issued as of October 17, 2008. All of our shares of stock are in registered form.

Share History

In October 2004, we issued 15,400,000 shares of our common stock to the Entrepreneurial Spirit Foundation, or the Foundation, as consideration for the contribution to us of all of the issued and outstanding capital stock of six of our subsidiaries. The Foundation is a foundation organized under the laws of Lichtenstein and is controlled by our Chairman and Chief Executive Officer Mr. George Economou. Subsequent to the issuance of the 15,400,000 shares discussed above, 2,772,000 shares of common stock were transferred from the Foundation to Advice Investments S.A., a corporation organized under the Republic of Liberia, all the issued and outstanding capital stock of which is owned by Ms. Elisavet Manola of Athens, Greece, the ex-wife of Mr. Economou. The Foundation transferred 1,848,000 shares of common stock to Magic Management Inc., all of the issued and outstanding capital stock of which is owned by Ms. Rika Vosniadou of Athens, Greece, the ex-wife of Mr. Economou. In February 2005, we issued 14,950,000 shares of common stock in connection with our initial public offering. The net proceeds of the initial public offering were $251.3 million. On February 14, 2006, the Foundation transferred all of its shares to its wholly-owned subsidiary, Elios Investments.

On May 10, 2006, the company filed its universal shelf registration statement and related prospectus for the issuance of 5,000,000 shares of common stock. From May 2006 through August 2006, 4,650,000 shares of common stock with a par value $0.01 were issued. The net proceeds after underwriting commissions of 2.5% and other issuance fees were $56.5 million.

Our shareholders voted to adopt a resolution at our annual general shareholders’ meeting on July 11, 2006, which increased the aggregate number of shares of common stock that the Company is authorized to issue from 45,000,000 registered shares with par value of $0.01 to 75,000,000 registered shares with par value $0.01.

On October 24, 2006, the Company’s Board of Directors agreed to the request of the Company’s major shareholders (Elios Investments Inc., Advice Investments S.A. and Magic Management Inc.) following the declaration of our $0.20 quarterly dividend per share in September 2006, to receive their dividend payment in the form of our common stock in lieu of cash. One of these shareholders, Elios Investments Inc., is controlled by our Chairman and Chief Executive Officer, Mr. George Economou. In addition, the Board of Directors also agreed on that date to the request of a company related to Mr. Economou to accept repayment of the outstanding balance of a seller’s credit in respect of a vessel purchased by us (as discussed in Note 3(e) of our consolidated financial statements included in our annual report on Form 20-F for the fiscal year ended December 31, 2006) in shares of our common stock. As a result of the agreement, an aggregate of $3,080,000 in dividends and the seller’s credit together with interest amounting to $3,327,000 were settled with 235,585 and 254,512 shares of our common stock, respectively. The price used as consideration for issuance of the above common stock was equal to the average closing price of our common stock on the Nasdaq Global Market over the 8 trading days ended October 24, 2006, which was $13.07 per share.

In December 2006, the Company filed a registration statement on Form F-3 on behalf of the Company’s major shareholders registering for resale an aggregate of 15,890,097 shares of our common stock.

In October 2007, the Company filed a universal shelf registration statement on Form F-3 ASR (Registration No. 333-146540) relating to the offer and sale of an indeterminate amount of common shares, preferred shares, debt securities, which may be guaranteed by one or more of our subsidiaries, our warrants, our purchase contracts and units (the “Registration Statement”). In October 2007, the Company

filed a prospectus supplement pursuant to Rule 424(b) relating to the offer and sale of up to 6,000,000 shares of common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement, which was amended and supplemented by a prospectus supplement filed pursuant to Rule 424(b) on November 7, 2007. From October 2007 through December 2007, we issued an aggregate of 1,191,000 shares of common stock with par value $0.01 per share. The net proceeds, after underwriting commissions ranging between 2% to 2.5% and other issuance fees, amounted to $127.1 million.

In January 2008, the Company increased the aggregate number of authorized shares of common stock of the Company from 75,000,000 registered shares with par value of $0.01 to 1,000,000,000 registered shares with a par value of $0.01 and increased the aggregate number of authorized shares of preferred stock from 30,000,000 registered shares; par value $0.01 per share to 500,000,000 registered preferred shares with a par value of $0.01 per share.

During the three months ended March 31, 2008, the Company issued 4,759,000 shares of common stock with par value $0.01 pursuant to the Registration Statement and related prospectus supplements filed pursuant to Rule 424(b) on October 12, 2007 and November 7, 2007. The net proceeds, after underwriting commissions ranging between 1.5% to 2% and other issuance fees, amounted to $352.6 million.

In March 2008, the Company filed a prospectus supplement pursuant to Rule 424(b) relating to the offer and sale of up to an additional 6,000,000 shares of common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement.

On April 10, 2008, we issued 1,000,000 shares of common stock out of the 1,834,055 shares reserved in the Company’s 2008 Equity Incentive Plan to Fabiana Services S.A., or Fabiana.  Fabiana, a related party entity incorporated in the Marshall Islands, provides the services of the individuals who serve in the positions of Chief Executive and Interim Chief Financial Officer of the Company.  Our Chief Executive Officer also serves as our Interim Chief Financial Officer.  The shares vest quarterly in eight equal installments with the first installment of 125,000 shares vesting on May 28, 2008, in accordance with the consultancy agreement with Fabiana.

In May 2008, the Company issued 1,109,903 shares of common stock with par value $0.01 per share pursuant to the Registration Statement and related prospectus supplement. The net proceeds, after underwriting commissions of 1.75% and other issuance fees, amounted to $101.6 million.

We will issue a total of 19,431,840 common shares to the sellers of the nine Capesize vessels that we have agreed to acquire from clients of Cardiff.  The purchase price for each of the vessel owning companies is subject to adjustment such that we may issue additional common shares to the sellers in accordance with the terms of the respective share purchase agreement.  See “Recent Developments – Acquisition of Nine Capesize Vessels.”

Description of Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are, and the shares to be sold in this offering when issued and paid for will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Our common stock is quoted on the Nasdaq Global Market under the symbol “DRYS.”

Our Amended and Restated Articles of Incorporation and Bylaws

Our purpose, as stated in Section B of our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our shareholders.

Directors

Our directors are elected by a plurality of the votes cast by stockholders entitled to vote in an election. Our amended and restated articles of incorporation provide that cumulative voting shall not be used to elect directors. Our board of directors must consist of at least three members. The exact number of directors is fixed by a vote of at least 66 2/3% of the entire board. Our by laws provide for a staggered board of directors whereby directors shall be divided into three classes: Class A, Class B and Class C which shall be as nearly equal in number as possible. Shareholders, acting as at a duly constituted meeting, or by unanimous written consent of all shareholders, initially designated directors as Class A, Class B or Class C. Directors designated as Class B directors served for a term expiring at the 2006 annual meeting. Directors designated Class C directors served for a term expiring at the 2007 annual meeting. Class A directors served for a term expiring at the 2008 annual meeting of shareholders. At annual meetings for each initial term, directors to replace those whose terms expire at such annual meetings will be elected to hold office until the third succeeding annual meeting. Each director serves his respective term of office until his successor has been elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Stockholder Meetings

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the board of directors, chairman of the board or by the president. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or consolidation, sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company’s shares are primarily traded on a local or national securities exchange.

Stockholders’ Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Indemnification of Officers and Directors

Our bylaws includes a provision that entitles any director or officer of the Corporation to be indemnified by the Corporation upon the same terms, under the same conditions and to the same extent as authorized by the BCA if he acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We are also authorized to carry directors’ and officers’ insurance as a protection against any liability asserted against our directors and officers acting in their capacity as directors and officers regardless of whether the Company would have the power to indemnify such director or officer against such liability by law or under the provisions of our by laws. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Provisions of our Charter Documents

Several provisions of our amended and restated articles of incorporation and by-laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 30.0 million shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our by-laws require shareholders to give advance written notice of nominations for the election of directors. Our by-laws also provide that our directors may be removed only for cause and only upon affirmative vote of the holders of at least 66 2/3% of the outstanding voting shares of the Company.  These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders

Our by-laws provide that if a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. Shareholders may act by way of written consent in accordance with the provisions of Section 67 of the BCA.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year’s annual meeting. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Stockholders Rights Agreement

We entered into a Stockholders Rights Agreement with American Stock Transfer & Trust Company, as Rights Agent, as of January 18, 2008. Under this Agreement, we declared a dividend payable of one preferred share purchase right, or Right, to purchase one one-thousandth of a share of the Company’s Series A Participating Preferred Stock for each outstanding share of DryShips Inc. common stock, par value U.S.$0.01 per share. Each Right will separate from the common stock and become exercisable after (1) a person or group acquires ownership of 15% or more of the company's common stock or (2) the 10th business day (or such later date as determined by the company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the company's common stock. On the distribution date, each holder of a right will be entitled to purchase for $250, or the Exercise Price, a fraction (1/1000th) of one share of the company’s preferred stock which has similar economic terms as one share of common stock. If an acquiring person, or an Acquiring Person, acquires more than 15% of the company's common stock then each holder of a right (except that Acquiring Person) will be entitled to buy at the Exercise Price, a number of shares of our common stock which has a market value of twice the exercise price. Any time after the date an Acquiring Person obtains more than 15% of our common stock and before that Acquiring Person acquires more than 50% of our outstanding common stock, we may exchange each right owned by all other rights holders, in whole or in part, for one share of our common stock. The rights expire on the earliest of (1) February 4, 2018 or (2) the exchange or redemption of the rights as described above. We can redeem the rights at any time prior to a public announcement that a person has acquired ownership of 15% or more of the company's common stock. The terms of the rights and the Stockholders Rights Agreement may be amended without the consent of the rights holders at any time on or prior to the

Distribution Date. After the Distribution Date, the terms of the rights and the Stockholders Rights Agreement may be amended to make changes that do not adversely affect the rights of the rights holders (other than the Acquiring Person). The rights do not have any voting rights. The rights have the benefit of certain customary anti-dilution protections.

Dividends

While we may not continue to do so, and subject to the limitations discussed below, we currently intend to pay regular cash dividends on our common stock on a quarterly basis. We have paid a quarterly dividend of $0.20 per share to holders of our common stock each quarter since our initial public offering in February 2005. Under our credit facility we are restricted in our payments of dividends. During 2006 dividend payments were not permitted to exceed $18.0 million. For any dividends declared or paid in excess of this amount in 2006, the Company obtained a related written consent from its lenders. Thereafter dividend payments are not to exceed 50% of net income as evidenced by the relevant annual audited financial statements.

Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, the terms of the debt securities we offer, the provisions of applicable law affecting the payment of distributions to shareholders and other factors. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. The laws governing us and our subsidiaries generally prohibit the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent.

DESCRIPTION OF PREFERRED SHARES

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 500,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our ordinary shares. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

•	but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the Security;

(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common stock or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$________*
Blue sky fees and expenses	$________*
Printing and engraving expenses	$________*
Legal fees and expenses	$________*
Rating agency fees	$________*
Accounting fees and expenses	$________*
Indenture trustee fees and experts	$________*
Transfer agent and registrar	$________*
Miscellaneous	$________*

Total	$________*

________________
* To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.
LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2007 and for the year ended December 31, 2007, incorporated in this Prospectus by reference from the DryShips Inc. and subsidiaries Annual Report on Form 20-F for the year ended December 31, 2007, and the effectiveness of the DryShips Inc. and subsidiaries internal control over financial reporting as of December 31, 2007 have been audited by Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of DryShips at December 31, 2006 and for each of the two years in the period ended December 31, 2006, incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2007, filed with the SEC on March 31, 2008 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•
Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Commission on March 31, 2008 which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•
The description of our securities contained in our Registration Statement on Form F-1, (File No. 333-122008) as amended, filed with the SEC on January 13, 2005 and any amendment or report filed for the purpose of updating that description; and

•	Our reports on Form 6-K filed with the Commission on May 1, 2008 and our report on Form 6-K/A filed with the Commission on October 17, 2008.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

DryShips Inc.
Attn: George Economou
80 Kifissias Avenue
Amaroussion GR 151 25
(011) (30) 210 80 90 570

Information Provided by the Company

We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

(1)
The By-Laws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

  Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

 Indemnification of directors and officers.

(1)
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9. Exhibits

Exhibits	Description of Exhibits

1.1	Sales Agreement*
1.2	Underwriting Agreement (for equity securities)**
1.3	Underwriting Agreement (for debt securities)**
3.1	Amended and Restated Articles of Incorporation of Dryships Inc.***
3.2	Amended and Restated By Laws of Dryships Inc.***
4.1	Specimen Common Stock Certificate****
4.2	Specimen Preferred Share Certificate**
4.3	Form of warrant agreement**
4.4	Form of purchase contract**
4.5	Form of unit agreement**
4.6	Form of debt securities indenture*****
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company
8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters
10.1
Share Purchase Agreement dated October 3, 2008, between Primelead Shareholders Inc. and Entreprenurial Spirit Holdings Inc., Advice Investments S.A., Magic Management Inc. and Deep Sea Investments Inc. relating to the acquisition of DrillShips Holdings Inc.

10.2	Contract for Construction and Sale of Newbuilding Hull 1837
10.3	Contract for Construction and Sale of Newbuilding Hull 1838
10.4	Contract for Construction and Sale of Newbuilding Hull 1865
10.5	Contract for Construction and Sale of Newbuilding Hull 1866
10.6	Deutsche Bank Loan Agreement dated July 18, 2008 (Drillship Skopelos Owners Inc.)
10.7	Deutsche Bank Loan Agreement dated July 18, 2008 (Drillship Kithira Owners Inc.)
11.1	Computation of ratio of earnings to fixed charges (included herein under the heading “Ratio of Earnings to Fixed Charges”)
21.1	Subsidiaries of the Company
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (contained in signature page)
25.1	T-1 Statement of Eligibility (senior indenture)**
25.2	T-1 Statement of Eligibility (subordinated indenture)**

*            Filed as an Exhibit to the report on Form 6-K of DryShips Inc. filed with the SEC on October 15, 2007 and incorporated by referenced into this registration statement.

**          To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

***        Filed as an Exhibit to the Registration Statement of DryShips Inc. on Form 8-A12B, Registration No. 001-33922 filed with the SEC on January 18, 2008 and incorporated by referenced into this registration statement.

****     Filed as an Exhibit to the Registration Statement of DryShips Inc. on Form F-1, Registration No. 333-122008 filed with the SEC on January 31, 2005 and incorporated by referenced into this registration statement.

*****   Filed as an Exhibit to the Registration Statement of DryShips Inc. on Form F-3, Registration No. 333-146540 filed with the SEC on October 5, 2007 and incorporated by referenced into this registration statement.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to

Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	not applicable

(d)	not applicable

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)	– (i) Not applicable

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on  October 17, 2008.

DRYSHIPS INC.

By:	/s/ George Economou
Name:	George Economou
Title:	Chairman, President, Chief Executive Officer and Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 17, 2008 in the capacities indicated.

Signature	Title

/s/ George Economou	Director, Chairman, President, Chief Executive Officer and
George Economou	Interim Chief Financial Officer
(Principal Executive Officer and
Principal Financial Officer)

/s/ Chryssoula Kandylidis	Director
Chryssoula Kandylidis

/s/ Angelos Papoulias	Director
Angelos Papoulias

/s/ George Demathas	Director
George Demathas

/s/ George Xiridakis	Director
George Xiridakis

Authorized United States Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the city of Newark, State of Delaware, on  October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
By: Donald J. Puglisi

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

HYDROGEN SHIPPING COMPANY LIMITED

/s/ Joseph Cefai   ________________________
Mare Services Limited
Sole Director of Hydrogen Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

OXYGEN SHIPPING COMPANY LIMITED

/s/ Joseph Cefai   ________________________
Mare Services Limited
Sole Director of Oxygen Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

ANNAPOLIS SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Annapolis Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

HELIUM SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Helium Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

BLUEBERRY SHIPPING COMPANY LIMITED

/s/ Joseph Cefai     ________________________
Mare Services Limited
Sole Director of Blueberry Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

SILICON SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Silicon Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

LANCAT SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Lancat Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

TOLAN SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Tolan Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

MALVINA SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Malvina Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

ARLETA NAVIGATION COMPANY LIMITED

/s/ Joseph Cefai_________________________
Mare Services Limited
Sole Director of Arleta Navigation Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

SELMA SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Selma Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

ROYERTON SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Royerton Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

SAMSARA SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Samsara Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi________________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

LANSAT SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Lansat Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

FARAT SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Farat Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

MADRAS SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Madras Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi________________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

IGUANA SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Iguana Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

BORSARI SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Borsari Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

ONIL SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Onil Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi________________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

ZATAC SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Zatac Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi________________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

FABIANA NAVIGATION COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Fabiana Navigation Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

FAGO SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Fago Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

FELICIA NAVIGATION COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Felicia Navigation Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

KARMEN SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Karmen Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

THELMA SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Thelma Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

CELINE SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Celine Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

SEAVENTURE SHIPPING LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Seaventure Shipping Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

TEMPO MARINE CO.

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Tempo Marine Co.
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

STAR RECORD OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Star Record Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

HUMAN OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Human Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

CLASSICAL OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Classical Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

MATERNAL OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Maternal Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

PATERNAL OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Paternal Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

ARGO OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Argo Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

REA OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Rea Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Publisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

GAIA OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Gaia Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

KRONOS OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Kronos Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

TROJAN MARITIME CO.

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Trojan Maritime Co.
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

ATLAS OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Atlas Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

DIONE OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Dione Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

PHOEBE OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Phoebe Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

URANUS OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Uranus Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on October 17, 2008.

PLATAN SHIPPING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Platan Shipping Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

SELENE OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Selene Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

TETHYS OWNING COMPANY LIMITED

/s/ Joseph Cefai_______________________
Mare Services Limited
Sole Director of Tethys Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

IOLI OWNING COMPANY LIMITED

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Ioli Owning Company Limited
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

PRIMELEAD SHAREHOLDERS INC.

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Primelead Shareholders Inc.
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

ROSCOE MARINE LTD.

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Roscoe Marine Ltd.
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

MONTEAGLE SHIPPING S.A.

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Monteagle Shipping S.A.
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Majuro, Country of Marshall Islands, on October 17, 2008.

WEALTH MANAGEMENT INC.

/s/ Joseph Cefai__________________________
Mare Services Limited
Sole Director of Wealth Management Inc.
By: Mr. Joseph Cefai, Director of Mare Services Limited

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George Economou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Cefai	Sole Director	October 17, 2008
Mare Services Limited By: Mr. Joseph Cefai, Director of Mare Services Limited

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on October 17, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi_______________________
By: Donald J. Puglisi
Title: Managing Director

Exhibits	Description of Exhibits

1.1	Sales Agreement*
1.2	Underwriting Agreement (for equity securities)**
1.3	Underwriting Agreement (for debt securities)**
3.1	Amended and Restated Articles of Incorporation of Dryships Inc.***
3.2	Amended and Restated By Laws of Dryships Inc.***
4.1	Specimen Common Stock Certificate****
4.2	Specimen Preferred Share Certificate**
4.3	Form of warrant agreement**
4.4	Form of purchase contract**
4.5	Form of unit agreement**
4.6	Form of debt securities indenture*****
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company
8.1	Opinion of Seward & Kissel LLP, with respect to certain tax matters
10.1
Share Purchase Agreement dated October 3, 2008, between Primelead Shareholders Inc. and Entreprenurial Spirit Holdings Inc., Advice Investments S.A., Magic Management Inc. and Deep Sea Investments Inc. relating to the acquisition of DrillShips Holdings Inc.

10.2	Contract for Construction and Sale of Newbuilding Hull 1837
10.3	Contract for Construction and Sale of Newbuilding Hull 1838
10.4	Contract for Construction and Sale of Newbuilding Hull 1865
10.5	Contract for Construction and Sale of Newbuilding Hull 1866
10.6	Deutsche Bank Loan Agreement dated July 18, 2008 (Drillship Skopelos Owners Inc.)
10.7	Deutsche Bank Loan Agreement dated July 18, 2008 (Drillship Kithira Owners Inc.)
11.1	Computation of ratio of earnings to fixed charges (included herein under the heading “Ratio of Earnings to Fixed Charges”)
21.1	Subsidiaries of the Company
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (contained in signature page)
25.1	T-1 Statement of Eligibility (senior indenture)**
25.2	T-1 Statement of Eligibility (subordinated indenture)**

*            Filed as an Exhibit to the report on Form 6-K of DryShips Inc. filed with the SEC on October 15, 2007 and incorporated by referenced into this registration statement.

**          To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

***        Filed as an Exhibit to the Registration Statement of DryShips Inc. on Form 8-A12B, Registration No. 001-33922 filed with the SEC on January 18, 2008 and incorporated by referenced into this registration statement.

****      Filed as an Exhibit to the Registration Statement of DryShips Inc. on Form F-1, Registration No. 333-122008 filed with the SEC on January 31, 2005 and incorporated by referenced into this registration statement.

*****   Filed as an Exhibit to the Registration Statement of DryShips Inc. on Form F-3, Registration No. 333-146540 filed with the SEC on October 5, 2007 and incorporated by referenced into this registration statement.

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